UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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ANN INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7 TIMES SQUARE

NEW YORK, NEW YORK 10036

To Our Stockholders:

We are pleased to invite you to attend the Annual Meeting of Stockholders of ANN INC. to be held on Wednesday, May 16, 2012 at 8:00 A.M., local time, at our offices at 7 Times Square, 5th Floor, New York, New York 10036.

The following pages include a formal notice of the meeting and the proxy statement. The proxy statement describes various matters on the agenda for the meeting. Please read these materials so that you will know what we plan to do at the meeting. It is important that your shares be represented at the Annual Meeting, regardless of whether you plan to attend the meeting in person. You may vote your shares through any of the voting options available to you as described in this proxy statement.

We hope you will exercise your rights as a shareholder and fully participate in ANN INC.’s future. On behalf of management and our Board of Directors, we thank you for your continued support of ANN INC.

Sincerely,

Kay Krill

President and Chief Executive Officer

New York, New York

April 4, 2012

7 TIMES SQUARE

NEW YORK, NEW YORK 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2012

To the Stockholders of ANN INC.:

The 2012 Annual Meeting of Stockholders of ANN INC. (the “Company”) will be held at 8:00 A.M., local time, on Wednesday, May 16, 2012, at the Company’s offices at 7 Times Square, 5th Floor, New York, New York 10036, for the following purposes:

1.	To elect to the Board of Directors of the Company the three Class III directors named in the attached proxy statement;

2.	To approve, by non-binding, advisory vote, the Company’s executive compensation (commonly referred to as “Say on Pay”);

3.	To approve the Company’s Management Performance Compensation Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year;

5.	To consider a non-binding stockholder proposal, if properly presented at the meeting, requesting that the Board of Directors take action to declassify the Company’s Board of Directors; and

6.	To conduct such other business as may properly come before the meeting.

Stockholders who hold our common stock at the close of business on March 22, 2012 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Barbara K. Eisenberg

Secretary

New York, New York

April 4, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 16, 2012

This proxy statement and our 2011 Annual Report to stockholders are available at www.proxyvote.com.

Your vote is important. Proposals 1, 2, 3 and 5 in this proxy statement are deemed non-routine matters, and accordingly, if you hold your shares through a bank, brokerage firm or other financial institution and do not provide that firm with voting instructions, the firm is not allowed to vote those shares on your behalf. For this reason, it is critical that you cast your vote if you want it to count.

Whether or not you attend the meeting in person, please follow the instructions you received to vote your shares to ensure that your shares are represented at the meeting. If you wish to attend the Annual Meeting, please see the instructions on page 2 of this proxy statement.

You may minimize impact on the environment by eliminating paper proxy mailings. With your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until cancelled by you.

7 TIMES SQUARE

NEW YORK, NEW YORK 10036

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2012

We are furnishing this proxy statement and the accompanying proxy to the stockholders of ANN INC., a Delaware corporation (the “Company”), in connection with solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements of that meeting. The Annual Meeting will be held at 8:00 A.M., local time, on Wednesday, May 16, 2012, at our offices located at 7 Times Square, 5th Floor, New York, New York 10036.

This proxy statement and the proxies solicited by this proxy statement will be made available to stockholders on or about April 4, 2012.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting. In addition, the Company’s management will report on the Company’s performance during 2011 and respond to questions from stockholders.

What is a proxy?

A proxy is a document, also referred to as a proxy card, on which you authorize someone else to vote for you at the upcoming Annual Meeting in the way that you want to vote. You may also choose to abstain from voting. The Board is soliciting your vote as indicated in this proxy statement and on your proxy card.

Who is entitled to vote?

You can vote if you were a holder of our common stock at the close of business on March 22, 2012 (the “Record Date”). At the close of business on the Record Date, there were 48,540,831 shares of common stock outstanding. Each common share has one vote.

How do I vote?

If you are a stockholder of record on the Record Date and hold your shares in your own name, you have three ways to vote and submit your proxy before the Annual Meeting:

•	By mail—If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

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By Internet—We encourage you to vote and submit your proxy over the Internet at www.proxyvote.com. Even though you may have received paper copies of the proxy materials, you may vote online by going to www.proxyvote.com and entering your control number, which is a 12-digit number located in a box on your proxy card that is included with your proxy materials.

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By telephone—You may vote and submit your proxy by calling (800) 690-6903 and providing your control number, which is a 12-digit number located in a box on your proxy card that is included with your proxy materials.

If you hold your shares through an account with a bank, brokerage firm or other financial institution, your ability to vote over the Internet or by telephone depends on the voting procedures of that firm. Please follow the directions provided to you by that firm.

All shares that are represented by properly executed proxies and received in time for voting at the Annual Meeting (and that have not been revoked) will be voted as instructed on the proxy. If your shares are held by you as a record holder and no specific choices are indicated, the shares represented by your properly completed and executed proxy will be voted FOR the election of the Board nominees for Class III directors (Proposal 1), in favor of Proposals 2, 3 and 4, and counted as an ABSTENTION for Proposal 5. If your shares are held through a bank, brokerage firm or other financial institution, your broker may not vote on Proposals 1, 2, 3 and 5, the non-routine matters, without your instructions, as explained on page 3 of this proxy statement. Should any matter not described above be properly presented at the meeting, the persons named in the proxy will vote in accordance with their judgment as permitted.

If you choose to vote your ANN INC. shares at the Annual Meeting and these shares are held for you through a bank, brokerage firm or other financial institution, you must obtain a legal proxy from that firm and bring it with you to hand in with your ballot in order to be able to vote your shares at the meeting.

If you sign and submit the enclosed proxy card or vote through the Internet or by telephone before the Annual Meeting, you may still attend the meeting.

Where will the Annual Meeting be held and what do I need to do to attend?

The meeting will be held at the Company’s corporate headquarters located at 7 Times Square, 5th Floor, New York, New York 10036 at 8:00 A.M., local time, on Wednesday, May 16, 2012. To attend the meeting, if you own your ANN INC. shares through a bank, brokerage firm or other financial institution, you must bring proof of ownership of your shares as of the Record Date, such as a statement from your broker. If you are a stockholder of record and accordingly hold your ANN INC. shares in your own name, you must bring the Admissions Ticket section of the proxy card that you received with your proxy materials. If you are a stockholder of record and previously consented to electronic delivery of the proxy materials, to attend the meeting in person, you must request a paper copy of the proxy card in advance of the meeting and bring the Admissions Ticket section of the card. You may request the paper proxy card by contacting the Corporate Secretary at corporate_secretary@anninc.com or (212) 536-4229 by May 9, 2012. All shareholders must bring government-issued picture identification to enter the meeting. You may obtain directions to attend the meeting by contacting the Corporate Secretary at the same email address and phone number. In addition, if due to a disability, you need an accommodation to attend, please contact the Corporate Secretary by Friday, April 27, 2012.

Who votes for me if I own my shares through the Company’s Associate Discount Stock Purchase Plan or the 401(k) Savings Plan?

The plan custodian or trustee, as the case may be, votes in accordance with your instructions. If you own shares through the Associate Discount Stock Purchase Plan and the custodian does not receive your properly completed and executed proxy with your voting instructions by 11:59 P.M. Eastern Daylight Time (EDT) on May 14, 2012, the custodian will not vote your shares.

If you own shares through the 401(k) Savings Plan and the trustee does not receive your properly completed and executed proxy with your voting instructions by 11:59 P.M. EDT on May 13, 2012, the trustee will vote your shares in the same proportion as it voted shares for which it received instructions.

On what matters may I vote?

At the Annual Meeting, you will be able to vote on the:

•	election of the three Class III directors to the Board;

•	Company’s executive compensation (“Say on Pay”);

•	approval of the Company’s Management Performance Compensation Plan;

•	ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the 2012 fiscal year;

•	non-binding stockholder proposal, if properly presented at the meeting, requesting that the Board of Directors take action to declassify the Company’s Board of Directors; and

•	transaction of any other business as may properly come before the meeting or any adjournments, continuations or postponements of the meeting.

We do not expect any other matters requiring a vote of the stockholders to be presented at the Annual Meeting, but if another matter is properly submitted, the individuals named in the proxy intend to vote on those matters in accordance with their best judgment.

How does the Board recommend I vote?

The Board recommends a vote:

•	FOR each of the three nominees for the Board of Directors;

•	FOR approval of the Company’s executive compensation (“Say on Pay”);

•	FOR approval of the Company’s Management Performance Compensation Plan; and

•	FOR ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the 2012 fiscal year.

The Board does not make any recommendation relating to the stockholder proposal regarding declassification of the Company’s Board of Directors.

How many shares must be present to conduct a meeting?

A quorum is necessary to hold a valid meeting of stockholders. The presence, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

What is a “broker non-vote”?

If your shares are held in the name of a bank, brokerage firm or other financial institution, your shares may be voted even if you do not provide your broker with voting instructions. These firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. However, when a proposal is not a “routine” matter under New York Stock Exchange rules and your broker has not received your voting instructions with respect to that proposal, the firm cannot vote the shares on that proposal. This is called a “broker non-vote”.

Proposal 4, the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the 2012 fiscal year, is a routine matter for which the bank, brokerage firm or other financial institution who holds your shares can vote your shares even if it has not received instructions from you. The four other proposals in this proxy statement are non-routine matters and accordingly your broker cannot vote your shares on those proposals without your instructions.

How are broker non-votes counted?

Shares represented by broker non-votes will be counted in determining whether there is a quorum. Shares represented by broker non-votes will not be counted as shares present and voting on a specific proposal, thus having no effect on the outcome of that proposal.

What happens if I abstain?

A share voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Accordingly, for Proposal 1, abstentions will have no effect on the outcome of the proposal. For Proposals 2, 3, 4 and 5, however, abstentions will be counted as votes against those proposals.

How many votes are required to pass a proposal?

•	For Proposal 1, in order for a director nominee to be elected, the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee;

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For Proposal 2, the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting will be deemed to be stockholders’ non-binding approval with respect to our executive compensation;

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For Proposal 3, the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the Company’s Management Performance Compensation Plan;

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For Proposal 4, the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for stockholders’ ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2012; and

•

For Proposal 5, the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the stockholder proposal.

Can I change my vote after I have voted?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. A later vote by any means will cancel an earlier vote. The last vote we receive before the Annual Meeting will be the vote counted. You may change your vote in any of the following ways:

•	You may revoke your proxy by sending written notice before the Annual Meeting to the Company’s Corporate Secretary at ANN INC., 7 Times Square, New York, NY 10036;

•	You may send the Company’s Corporate Secretary (to the address indicated above) a later-dated, signed proxy before the Annual Meeting;

•

If you voted through the Internet or by telephone, you may vote again over the Internet or by telephone by 11:59 P.M., EDT on May 15, 2012, and if you are voting shares held through the Company’s Associate Discount Stock Purchase Plan, by 11:59 P.M., EDT on May 14, 2012, and through the Company’s 401(k) Savings Plan, by 11:59 P.M., EDT on May 13, 2012;

•	You may attend the Annual Meeting in person and vote. However, attending the Annual Meeting, in and of itself, will not change an earlier vote; or

•

If your shares are held in an account at a bank, brokerage firm or other financial institution, you may contact your bank, broker or financial institution, as the case may be, to change your vote or obtain a legal proxy to vote your shares if you wish to cast your votes in person at the Annual Meeting.

Who pays for soliciting the proxies?

The Company pays the cost of soliciting the proxies. We have retained Morrow & Co., LLC (“Morrow”), a professional soliciting organization located at 470 West Ave., Stamford, CT 06902, to assist us in soliciting the proxies from brokerage firms, custodians and other fiduciaries. The Company expects the fees paid to Morrow to be approximately $8,500. In addition, the Company’s directors, officers and employees may, without additional compensation, also solicit proxies by mail, telephone, Internet, personal contact, facsimile or through similar methods.

CORPORATE GOVERNANCE

Board Committees

The Board of Directors has established the following committees to assist the Board in discharging its responsibilities: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee is composed entirely of independent directors, as defined by the New York Stock Exchange listing standards and applicable law. The committees on which the independent directors serve as of the date of this proxy statement are set forth below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James J. Burke, Jr.	*		*
Michelle Gass		*
Dale W. Hilpert		**
Ronald W. Hovsepian	*	*	**
Linda A. Huett			*
Kay Krill
Michael C. Plansky	*
Stacey Rauch			*
Michael W. Trapp	**
Daniel W. Yih	*

*	Member

**	Chair

Independence

Under our Corporate Governance Guidelines, at least a majority of our Board members must meet the independence requirements of the New York Stock Exchange’s listed company rules and applicable law. With nine independent, non-employee directors out of ten current Board members, we have satisfied this requirement. As required by the New York Stock Exchange rules, the Board evaluates annually the independence of our directors by determining whether a director or any member of his or her immediate family has, either directly or indirectly, any material relationship with the Company.

In accordance with the New York Stock Exchange rules, a director is not independent if:

•	The director is or has been within the last three years an employee of the Company.

•	An immediate family member of the director is or has been within the last three years an executive officer of the Company.

•

The director has received more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years. This excludes director and committee fees or other forms of deferred compensation for prior service.

•	An immediate family member of the director has received more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years.

•	The director or an immediate family member of the director is a current partner of the Company’s external auditor.

•	The director is a current employee of the Company’s external auditor.

•	An immediate family member of the director is a current employee of the Company’s external auditor and personally works on the Company’s audit.

•

Within the last three years, the director or immediate family member of the director was a partner or employee of the Company’s external auditor and personally worked on the Company’s audit during that time.

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The director or immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company at which any of the Company’s present executive officers at the same time serves or served on the other company’s compensation committee.

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The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

In making its independence determinations, the Board considers and broadly evaluates all information provided by each director in response to a detailed questionnaire concerning his or her independence and any direct or indirect business, family, employment, transaction, or other relationship or affiliation of that director with the Company.

As part of its analysis to determine director independence during fiscal year 2011, the Board reviewed the Company’s arrangement with International Integrated Solutions (“IIS”), a reseller of software produced by Novell, Inc. (“Novell”). During fiscal year 2011, the Company made software maintenance payments to IIS in respect of Novell software the Company previously purchased from IIS. Mr. Hovsepian is the Non-Executive Chairman of our Board of Directors and was also a director, President and Chief Executive Officer of Novell until April 2011. The Board has determined that it is in the best interests of the Company to make software maintenance payments to IIS, and that given the monetary amount involved (approximately $23,250 for fiscal year 2011), the benefit to Mr. Hovsepian was remote and the transaction did not impair his independence. The Board also considered Mr. Yih’s position as Chief Operating Officer of Starwood Capital Group (“Starwood”), which manages funds that invest in retail properties across the United States, including some malls where the Company’s stores are located. The Board of Directors has determined that Mr. Yih’s position at Starwood does not impair his independence as a director of the Company.

The independent directors during fiscal year 2011 were:

•	James J. Burke, Jr.;

•	Michelle Gass;

•	Dale W. Hilpert;

•	Ronald W. Hovsepian;

•	Linda A. Huett;

•	Michael C. Plansky;

•	Stacey Rauch;

•	Michael W. Trapp; and

•	Daniel W. Yih.

Ms. Krill is a non-independent director.

As stated above, Mr. Hovsepian is the Chairman of the Board and Ms. Krill is the Company’s Chief Executive Officer. The Company feels this structure is appropriate at this time because it is beneficial to have an independent chairman whose responsibility is leading the Board and focusing on the Board’s oversight responsibilities, while allowing our Chief Executive Officer to focus on managing and growing our business.

Board and Committee Oversight of Risk

The Board exercises risk oversight through its interactions with management and through extensive discussions among the Board members. The Board meets regularly with management to discuss and consider potential risks that the Company may be facing. The Audit Committee of the Board evaluates the Company’s financial risks with input from management and Deloitte, and reports any such risk matters to the entire Board for discussion and decision-making. The full Board considers operational risks of the Company. In addition, as discussed in the Compensation Discussion and Analysis section (the “CD&A”) of this proxy statement, the Compensation Committee considers risks associated with the Company’s compensation programs and works closely with its compensation consultant to ensure that the Company’s compensation programs and practices incentivize our executives and other associates to act in the best interests of the Company’s stockholders. Mr. Hovsepian, a member of both the Audit and Compensation Committees, is able to share with each Committee any risks the other Committee is evaluating.

Board Committee Functions

The functions of the standing committees are as follows:

Audit Committee

The purpose of the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is to assist the Board of Directors in fulfilling its obligations regarding the accounting, auditing, financial reporting, internal control over financial reporting and legal compliance functions of the Company and its subsidiaries. The Audit Committee’s principal functions include assisting the Board of Directors in its oversight of the:

•	integrity of the Company’s financial statements;

•	major financial risk exposures and the steps the Company is taking to monitor and control those risks;

•	Company’s compliance with legal and regulatory requirements;

•	qualifications, independence and performance of the Company’s independent registered public accounting firm; and

•	performance of the Company’s internal audit function.

The Audit Committee also prepares the Audit Committee Report for inclusion in the proxy statement. See “Audit Committee Report”.

In the judgment of the Board of Directors, each member of the Audit Committee is financially literate and has accounting or related financial management expertise. In addition, the Board of Directors has determined that Messrs. Plansky, Trapp and Yih each qualifies as an “audit committee financial expert” within the meaning of the applicable rules of the U.S. Securities and Exchange Commission (the “SEC”).

The Audit Committee meets from time to time in separate executive sessions with each of the representatives of Deloitte, the Company’s independent registered public accounting firm, the Chief Financial Officer, the General Counsel and the Vice President of Internal Audit.

Compensation Committee

The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation for the Company’s Chief Executive Officer, senior management and such other key management employees as the Compensation Committee may determine to ensure that management’s interests are aligned with the interests of stockholders of the Company. The Compensation Committee is also responsible for determining compensation for non-employee directors. The Committee’s principal functions include:

•	establishing the Company’s compensation philosophy and practices;

•	reviewing and approving compensation of the Chief Executive Officer and other key executives to ensure that it is tied to performance;

•	setting compensation of non-employee directors;

•	reviewing the Company’s compensation programs to determine whether they incent executives to take unnecessary and excessive risks;

•	reviewing and approving appropriate performance metrics under the Company’s incentive compensation plans and determining amounts to be paid to key executives based on performance levels achieved;

•	making recommendations to the Board of Directors with respect to proposed employee benefit plans, incentive compensation plans and equity-based plans; and

•

reviewing and participating with management in the preparation of the CD&A and preparing the Compensation Committee Report for inclusion in the proxy statement in accordance with the rules and regulations of the SEC.

During fiscal year 2011, the Compensation Committee retained Frederic W. Cook & Co., Inc., a nationally recognized compensation consultant, to advise it on executive compensation. See the CD&A for further information regarding processes and procedures for the determination of executive compensation and the “Director Compensation” section of this proxy statement for further information regarding non-employee director compensation.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to provide assistance to the Board of Directors in corporate governance matters and in determining the proper size and composition of the Board. The Nominating and Corporate Governance Committee’s principal functions include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors nominees for directors for each annual meeting of stockholders and nominees for election to fill any vacancies on the Board of Directors;

•	developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and

•	leading the annual review of the Board’s performance.

The Nominating and Corporate Governance Committee will consider (in consultation with the Chairman of the Board) and recruit candidates to fill positions on the Board, including vacancies resulting from the removal, resignation or retirement of any director, an increase in the size of the Board of Directors or otherwise. In considering potential nominees to the Board, the Nominating and Corporate Governance Committee evaluates each potential candidate against its then-current criteria for selecting new directors. Those criteria include, at a minimum, any requirements of applicable law or listing standards, as well as consideration of a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board (including its size and structure) and principles of diversity. In addition, the Nominating and Corporate Governance Committee will consider each potential candidate in light of the core competencies that the Committee believes should be represented on the Board of Directors and will also consider the mix of directors and their individual skills, experiences and diverse perspectives to ensure that the composition of the Board is appropriate to carry out its purposes.

Diversity of the Company’s Board members is one of the principal factors that the Nominating and Corporate Governance Committee takes into account when considering potential Board nominees. Since the Company is in the women’s apparel business, the Nominating and Corporate Governance Committee, as well as the entire Board, considers that a woman’s perspective is important to the business and should be reflected in the Board composition. Currently, four out of our ten Board members are women.

The Company’s Nominating and Corporate Governance Committee also retains from time to time, at the Company’s expense, search firms to identify candidates, including for purposes of performing background reviews of potential candidates. The Committee provides guidance to search firms it retains about the particular qualifications the Board is then seeking.

Stockholders may recommend candidates for nomination to the Board of Directors for consideration by the Nominating and Corporate Governance Committee by submitting in writing to the following address the information required by our bylaws for director nominees: Corporate Secretary, ANN INC., 7 Times Square, New York, NY 10036. All the director candidates, including those recommended by stockholders, are evaluated on the same basis. The Nominating and Corporate Governance Committee will review any candidate recommended by a stockholder of the Company in light of the Committee’s criteria for selection of new directors.

Committee Charters

The charters for the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available free of charge on the Company’s website at http://investor.anninc.com.

Executive Sessions of Non-Employee Directors

The Company’s independent directors meet separately in executive session without the Chief Executive Officer or other representatives of management. These meetings occur at each regularly scheduled in-person Board meeting in accordance with the Company’s Corporate Governance Guidelines. Mr. Hovsepian, the Non-Executive Chairman of the Board, presides at the executive sessions.

Director Attendance

The Company’s Board of Directors held six meetings in fiscal year 2011. The Audit Committee held four meetings, the Compensation Committee held six meetings, and the Nominating and Corporate Governance Committee held five meetings in fiscal year 2011. Each current director attended more than 90% of all Board meetings and meetings of the Committees of the Board on which he or she served.

It is the Company’s policy that all directors attend the Company’s Annual Meeting of Stockholders. All then-current directors attended the 2011 Annual Meeting of Stockholders, and it is anticipated that all directors will attend the 2012 Annual Meeting of Stockholders.

Corporate Governance Guidelines

The Board adopted the Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Company’s Corporate Governance Guidelines are available free of charge on the Company’s website at http://investor.anninc.com.

Related Person Transactions Policy and Procedures

It is the policy of the Board of Directors that the Audit Committee consider any related person transaction which is required to be disclosed under the rules of the SEC, and based on its review, recommend to the Board as to whether the transaction should be approved. Members of the Board who have no financial interest in the transaction then determine whether that transaction should be approved or disapproved. For purposes of this policy, the terms “transaction” and “related person” have the meanings contained in Item 404 of Regulation S-K. In determining whether the transaction should be approved or ratified by the Board, the Audit Committee and the Board consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the significance of the transaction to the related person;

•	the significance of the transaction to the Company;

•	whether the transaction would impair the judgment of a Board member or an executive officer to act in the best interest of the Company; and

•	any other matters the Audit Committee or Board deems appropriate.

Any Audit Committee or Board member who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification, provided, however, that such director may be counted in determining the presence of a quorum at the Audit Committee or Board meeting at which the transaction is being considered.

Related Person Transactions

During fiscal year 2011, the Company was not a participant in any related person transaction requiring disclosure under Item 404 of Regulation S-K.

Business Conduct Guidelines

The Company has Business Conduct Guidelines that apply to all Company associates, including its Chief Executive Officer, Chief Financial Officer and Controller, as well as members of the Board of Directors. The Business Conduct Guidelines are available free of charge on the Company’s website at http://investor.anninc.com. Any updates or amendments to the Business Conduct Guidelines, as well as any waiver of those Guidelines granted to a director, executive officer (including the Chief Executive Officer or Chief Financial Officer) or the Controller, will also be posted on the website.

Communications with the Board of Directors

Stockholders and other interested parties may write to the Non-Executive Chairman of the Board or the non-employee directors as a group at the following address:

Ronald W. Hovsepian, Non-Executive Chairman

ANN INC.

7 Times Square

New York, NY 10036

Or

Non-Employee Directors

ANN INC.

7 Times Square

New York, NY 10036

You may also report issues regarding accounting, internal accounting controls or auditing matters to the Company’s Board of Directors by writing to the above address or by calling the ANN INC. Financial Integrity Reporting Line at (877) 846-8915. A call to this telephone line is anonymous and free, and this line is available 24 hours per day. Information about how to contact the Board and the Financial Integrity Reporting Line is also available on the Company’s website at http://investor.anninc.com.

Information on the Company’s website is not incorporated by reference into this proxy statement.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

The Board of Directors of the Company is presently composed of ten members and the directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms.

The Board of Directors has nominated for re-election James J. Burke, Jr., Kay Krill and Stacey Rauch (the “Nominees”) as Class III directors to serve three-year terms ending at the Annual Meeting to be held in 2015, or until their respective successors are elected and qualified. Mr. Burke, Ms. Krill and Ms. Rauch have consented to serve as directors if elected at the Annual Meeting. If for any reason, any of these Nominees become unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies in the proxy will have the authority to vote for substitute nominees. The Company does not anticipate that any of the Nominees will be unable or unwilling to serve.

The Board of Directors has determined that Mr. Burke and Ms. Rauch are “independent” under the New York Stock Exchange listed company rules and applicable law.

The Board of Directors recommends that stockholders vote

“FOR” the Company’s Nominees for Class III Directors.

Set forth below is a brief biography of each Nominee for election as a Class III director and of all other members of the Board of Directors, which illustrates the value each brings as a director. In addition, each of our directors has a prominent professional reputation, leadership skills and extensive business expertise and possesses other key attributes necessary to be an effective director: integrity, analytical skills and a willingness and ability to devote adequate time to Board duties.

Nominees for Election as Class III Directors

Term Expiring 2015

James J. Burke, Jr., age 60. Mr. Burke has been a director of the Company since 1989. He is the founder and Managing Member of J Burke Capital Partners LLC, a private investment firm, since 2007. Mr. Burke is also a director of Lincoln Educational Services Corporation.

Mr. Burke brings to ANN INC. extensive financial and business knowledge through his engagement in private equity investing since 1981. Prior to J Burke Capital Partners, he was the co-founder, partner and director of Stonington Partners, a private investment firm since 2004. Previously, Mr. Burke served as co-founder and investment professional with Merrill Lynch Capital Partners, Inc., for which he was President and Chief Executive Officer from 1987 until 1994, when he left to start Stonington Partners. Throughout his career, he has been responsible for sourcing and analyzing investment opportunities, where he has developed expertise and significant knowledge regarding the managerial, operational and financial aspects of a business.

Kay Krill, age 57. Ms. Krill has been Chief Executive Officer of the Company since 2005 and President of the Company and a member of the Board of Directors since 2004.

Ms. Krill has had an extensive career in the apparel industry. Prior to joining the Company in 1994 as vice president of merchandising, Ms. Krill held various management positions at several retailers including The Talbots, Inc. and Hartmarx Corporation. Ms. Krill created and spearheaded the growth of the LOFT division from a start-up to over a $1 billion business. She brings to ANN INC. significant leadership skills, a depth of experience in the apparel industry and a talent for shaping and building brands.

Stacey Rauch, age 54. Ms. Rauch has been a director of the Company since January 2011. From 1998 until her retirement in 2010, Ms. Rauch was a Senior Partner in the Retail and Consumer Products Practices group of McKinsey & Company, Inc. (“McKinsey”), a leading management consulting firm, and now serves as Director

Emeritus of McKinsey. From 2001 to 2008, she led McKinsey’s North American Retail Practice and was the first woman to be appointed as an Industry Practice Leader at McKinsey. From 2006 to 2008, Ms. Rauch was also Co-leader of McKinsey’s Global Retail Practice. She is currently a director of Tops Holding Corporation, the parent company of the supermarket chain Tops Markets, LLC, and Land Securities Group PLC, a real estate investment trust in the United Kingdom.

Ms. Rauch brings to ANN INC. extensive marketing, merchandising, business strategy and international experience in the retail industry. During her 24-year tenure at McKinsey, she developed substantial expertise working with specialty retailers, wholesale apparel manufacturers and department stores, and also acquired extensive experience in other areas of the retail sector, including grocery retail, consumer packaged goods and big-box hard goods retail.

Incumbent Class I Directors

Term Expiring 2013

Michelle Gass, age 44. Ms. Gass has been a director of the Company since 2008. Since October 2011, she has been President of Starbucks Europe, Middle East and Africa at Starbucks Coffee Company (“Starbucks”). From September 2009 to October 2011, she was President of Seattle’s Best Coffee, also a division of Starbucks. From December 2008 until then, she was Executive Vice President, Marketing and Category, at Starbucks and prior to that had been Senior Vice President, Marketing and Category, since August 2008. From January 2008 to July 2008, Ms. Gass was Senior Vice President, Global Strategy, and from 2004 until then, Senior Vice President, Category Management at Starbucks.

Ms. Gass brings extensive marketing and consumer branding experience to ANN INC. through her various roles at Starbucks and previously through her experience at Procter & Gamble Company where she worked in marketing and product development. Throughout her career, Ms. Gass has acquired expertise in product innovation and in leading the brand, creative and marketing functions of a consumer business. In addition, through her leadership roles at Starbucks, Ms. Gass has acquired extensive managerial and operational knowledge in the retail industry, both domestically and internationally.

Michael C. Plansky, age 62. Mr. Plansky has been a director of the Company since July 2011. From 2005 to 2009, he was the National Partner in Charge, Risk Management, Audit and Americas Region Risk Management Partner at KPMG LLP (“KPMG”). From 2005 until 2010, he also served as KPMG’s Ombudsman and as a member of the firm’s Legal and Compliance Committee and Management Review Panel.

Through his 35-year tenure at KPMG, Mr. Plansky brings to ANN INC. broad accounting expertise, including significant knowledge in audit and risk management, and extensive experience in the consumer products and retail industries. He qualifies as an “audit committee financial expert” under the applicable SEC rules and brings significant expertise in analyzing financial statements.

Michael W. Trapp, age 72. Mr. Trapp has been a director of the Company since 2003. He was a partner at Ernst & Young LLP from 1973 until his retirement in 2000, where he held various executive positions including Managing Partner for the Southeast Area. He was also a member of Ernst & Young’s Partner Advisory Council. Mr. Trapp is currently a private investor and a director of Global Payments, Inc. where he is chairman of its audit committee.

During his experience as the Managing Partner of the Southeast Area for Ernst & Young, Mr. Trapp served diverse companies, including Coca-Cola Enterprises, Lanier Business Products and Genuine Parts Company. Mr. Trapp brings to ANN INC. extensive expertise and knowledge regarding finance and accounting matters. He qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to ANN INC.’s Board his understanding of generally accepted accounting principles and his skills in auditing as well as in analyzing and evaluating financial statements.

Daniel W. Yih, age 53. Mr. Yih has been a director of the Company since 2007. He has been Chief Operating Officer of Starwood Capital Group, a private investment firm, since 2007 and previously was Chief Operating Officer and a Portfolio Principal of GTCR Golder Rauner, LLC, a private equity firm, from 2000 to 2007. Mr. Yih was also a member of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. from 1995 to 2007.

Mr. Yih’s experience as Chief Operating Officer of Starwood Capital Group and as an executive at other companies as well as other investment companies, gives him extensive business and financial expertise. Like Messrs. Plansky and Trapp, Mr. Yih qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly also brings significant knowledge regarding financial statements.

Incumbent Class II Directors

Term Expiring 2014

Dale W. Hilpert, age 69. Mr. Hilpert has been a director of the Company since 2004. From 2004 to 2006, he was Chairman, Chief Executive Officer and President of Footstar, Inc., a footwear retailer that filed under Chapter 11 of the Bankruptcy Code in 2004. Prior to joining Footstar, he was Chief Executive Officer of Williams-Sonoma, Inc., a specialty retailer of home furnishings, from 2001 to 2003. Mr. Hilpert was Chairman and Chief Executive Officer of Foot Locker, Inc., a retailer of athletic footwear and apparel, from 1999 to 2001. He is also a director of Signet Jewelers (doing business as Kay Jewelers in the United States).

Mr. Hilpert brings to the Company his significant experience in management and operations of businesses in the retail industry. As a former Chief Executive Officer of Williams-Sonoma, he led the company in significantly improving sales and profitability, while as Chairman and Chief Executive Officer of Foot Locker, he managed the business and operations of the worldwide athletic shoe retailer. Prior to Foot Locker, he spent 17 years at May Department Stores, serving in a variety of senior management positions, including Chairman and Chief Executive Officer of its Payless Shoe Source division.

Ronald W. Hovsepian, age 51. Mr. Hovsepian has been Non-Executive Chairman of the Company’s Board since 2005 and a director of the Company since 1998. Since December 2011, Mr. Hovsepian has been a director, President and Chief Executive Officer of IntraLinks Holdings, Inc., a global provider of Software-as-a-Service solutions. From 2006 to April 2011, he was a director, President and Chief Executive Officer of Novell, Inc., a technology company. From 2005 to 2006, he was President and Chief Operating Officer of Novell and from 2005 until then, Executive Vice President and President, Global Field Operations. Mr. Hovsepian is a director of ANSYS, Inc., a technology company that develops and markets engineering simulation software and technologies.

As the current Chief Executive Officer of IntraLinks and former Chief Executive Officer of Novell, Mr. Hovsepian brings to ANN INC. significant knowledge and experience in management and operations. Prior to Novell, Mr. Hovsepian held various management and executive positions at IBM Corporation over a 17-year period, and accordingly also brings to the ANN INC. Board his skills and expertise in information technology.

Linda A. Huett, age 67. Ms. Huett has been a director of the Company since 2005. From 2000 to 2006, she was Chief Executive Officer of Weight Watchers International, Inc., a global branded consumer company and provider of weight-loss services. Ms. Huett was a director of Weight Watchers from 1999 to 2006 and a director of RC2 Corporation, a producer of children’s and collectible products, from 2007 until April 2011.

Through her experience as Chief Executive Officer and a director of Weight Watchers, Ms. Huett brings to ANN INC. significant experience in global sales and consumer marketing. Ms. Huett also contributes to ANN INC. her experience in managing and operating a large public company.

PROPOSAL 2

TO APPROVE, BY NON-BINDING, ADVISORY VOTE, THE COMPANY’S

EXECUTIVE COMPENSATION

As required by the executive compensation disclosure rules of the SEC, we are offering our stockholders the opportunity to cast a non-binding, advisory stockholder vote on the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis (“CD&A”), compensation tables and narrative discussion in this proxy statement.

The Company maintains a dialogue with many of its shareholders on a number of topics including corporate governance and executive compensation, and in connection with last year’s Say on Pay vote, the Company held discussions with shareholders to solicit their views on the Company’s executive compensation. Although this vote is advisory, our Compensation Committee gives serious consideration to shareholders’ views and voting results when making future compensation decisions.

As described in the CD&A, our compensation program is designed to drive the achievement of consistent revenue growth with strong bottom-line performance and to attract and retain highly talented executives. Our compensation program has a number of features we believe are designed to promote these objectives, and in deciding how to vote on this proposal, the Board encourages you to consider the following features, among others, which are more fully discussed in the CD&A:

•

The Company’s executive compensation program seeks to align pay with performance by having performance-based compensation represent a significant portion of total compensation. Over 70% of our Chief Executive Officer’s compensation is performance-based and over 65% of the compensation to our other Named Executive Officers is also contingent upon the Company’s financial performance;

•

Over 85% of the compensation for our Chief Executive Officer and over 75% of the compensation for our other Named Executive Officers is “at risk”, with both upside and downside potential tied to the Company’s performance;

•

We set aggressive goals for financial performance and tie those goals to our short-term and long-term cash incentive compensation and performance-based equity programs. The rigorous nature of our performance goals was demonstrated in 2011 as the goals for earning certain cash and equity awards were not achieved and accordingly our Named Executive Officers did not earn this compensation despite the Company’s successful performance for the year; and

•	We have adopted stock ownership guidelines for our senior executives (including the Named Executive Officers) and directors.

With the balance of short-term and long-term incentives and a substantial portion of performance-based and “at-risk” compensation, we believe our compensation program drives performance that is aligned with the long-term interests of our shareholders. Accordingly, the Board of Directors submits the following resolution for a shareholder vote at the 2012 Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the CD&A, compensation tables and narrative discussion in this proxy statement, is hereby APPROVED.

The Board of Directors recommends that stockholders vote “FOR” adoption of the resolution approving the Company’s executive compensation as detailed in the CD&A, compensation tables and narrative discussion in this proxy statement.

PROPOSAL 3

APPROVAL OF THE COMPANY’S MANAGEMENT PERFORMANCE COMPENSATION PLAN

Overview

Since 1992, the Company has maintained a bonus plan for its associates called the Management Performance Compensation Plan (the “Performance Compensation Plan”), which has been a key component of the Company’s overall compensation strategy. The Performance Compensation Plan provides the Company’s officers and key employees who are important to the Company’s future success with clear performance goals which are directly tied to the Company’s business strategy. The Company believes that having these associates earn a portion of their compensation through the attainment of these goals incentivizes them to drive the growth and profitability of the Company and also promotes their retention.

The Company is asking shareholders to approve the Performance Compensation Plan to maximize the Company’s ability to deduct from its taxes certain compensation paid to those of its executives who are Covered Employees (as defined below). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deduction a publicly traded corporation can claim for certain compensation in excess of $1 million in a taxable year that is paid to the chief executive officer and to the three other most highly compensated named executive officers, excluding the chief financial officer (“Covered Employees”). “Performance-based” compensation that meets certain requirements, however, is not applied towards the $1 million deductibility cap. The Company must obtain shareholder approval of the Performance Compensation Plan not less frequently than once every five years in order for compensation payable under the Performance Compensation Plan to continue to qualify as “performance-based” compensation. Since shareholders last approved the Performance Compensation Plan at the Annual Meeting of Stockholders in 2007, the Performance Compensation Plan is being submitted to shareholders for re-approval at this Annual Meeting.

Description of the Performance Compensation Plan

The following description of the Performance Compensation Plan is not intended to be complete and is qualified in its entirety by the specific language of the Performance Compensation Plan, a copy of which is attached as Exhibit A to this proxy statement. Defined terms that are otherwise not defined herein have the meanings set forth in the Performance Compensation Plan.

Performance Compensation Plan Administration

The Compensation Committee of the Board of Directors administers the Performance Compensation Plan. The Compensation Committee consists of three members, all of whom are “outside directors” within the meaning of Section 162(m) of the Code. Under the Performance Compensation Plan, the term “Section 162(m) Officer” means an Executive Officer who is expected to be a Covered Employee for the year in which the award would be payable. The Performance Compensation Plan provides that the Compensation Committee may delegate to one or more officers its authority with respect to participants who are not Section 162(m) Officers. The Performance Compensation Plan provides that a performance period may consist of a six-month season or a longer period of up to twelve months as may from time to time be selected by the Compensation Committee (a “Performance Period”).

Eligibility

All salaried associates in the employ of the Company or any of its subsidiaries (including officers and directors, but excluding persons who are directors only) are eligible to become participants under the Performance Compensation Plan. As of December 31, 2011, there were approximately 819 salaried associates of the Company. In selecting from among all eligible associates those who will become participants in any

Performance Period and in determining their potential performance compensation for that period, the Compensation Committee considers the position and responsibilities of the eligible associates, the value of their services to the Company and any other factors as the Compensation Committee deems relevant.

Performance Compensation

Prior to the beginning of each Performance Period (or within any other period as may be permitted by Section 162(m) of the Code), the Compensation Committee assigns to each participant an individual performance ratio (a “Performance Percentage”) for that period and establishes a matrix assigning a performance ratio (a “Performance Ratio”) to various levels of performance that might be achieved for that period. The Performance Percentage is expressed as a percentage of the participant’s base salary. The Performance Ratio is a factor that causes the amount of performance compensation to increase or decrease based on specified levels of performance, pursuant to a pre-established schedule.

For any Performance Period, the Board may establish a ceiling on the aggregate amount that may be paid out in performance compensation for that Performance Period. In the event that a limit is established for any Performance Period, the performance compensation otherwise payable to all participants for that Performance Period will be reduced pro rata. In addition, the Performance Compensation Plan provides that no participant who is a Section 162(m) Officer of the Company may receive under the Performance Compensation Plan an amount of performance compensation in excess of $6,000,000 per twelve-month Performance Period, to be reduced proportionately for Performance Periods of shorter duration.

Performance Goals Established by Compensation Committee

The Performance Compensation Plan provides that the Compensation Committee is to establish performance goals expressed in terms of the achievement of any of one or more of the following business criteria: revenue; net or gross sales; comparable store sales; net income; gross margin; operating profit (corporate and/or divisional); earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; cash on the balance sheet; working capital; return on equity, assets, capital or investment; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share of the Company’s common stock; earnings from continuing operations; net worth; turnover or shrinkage in inventory; levels of expense, cost or liability by store, product line, territory, operating or business unit or other category; appreciation in the price of shares of the Company’s common stock; total shareholder return (stock price appreciation plus dividends); any other Generally Accepted Accounting Principles (“GAAP”) financial measures; implementation of critical projects or processes consisting of one or more objectives based on meeting specified market penetration, geographical business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions and budget comparisons; and personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. Performance goals may relate to the performance of a store, business unit, product line, division, territory, the Company or an individual or any combination of these things. For participants who are not Section 162(m) Officers, performance goals may also include objective or subjective individual performance criteria as the Compensation Committee may, from time to time, establish. Performance goals may include a threshold level of performance below which no award will be made and levels of performance at which specified percentages of the target award will be paid, and may also include a maximum level of performance above which no additional award will be paid. The performance goals established by the Compensation Committee may be different with respect to different Performance Periods and different goals may be applicable to different Participants.

The Compensation Committee is authorized to make equitable adjustments to the performance goals in recognition of unusual or nonrecurring events affecting the Company or its financial statements or its shares, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, including any major settlement, judgment or any other material liability in connection with a litigation or governmental proceeding or investigation, or any gain, loss or expense related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital changes.

Payment

The Company or the subsidiary employing the participant will pay performance compensation following the end of the Performance Period to which it relates and the availability of the Company’s final consolidated financial results for that Performance Period. While performance compensation has historically been paid in cash, it may also be paid in the form of shares of the Company’s common stock reserved for issuance under the Company’s 2003 Equity Incentive Plan. With respect to Section 162(m) Officers, no payment may be made until the applicable performance results have been certified by the Compensation Committee. A participant will not be entitled to receive payment of performance compensation unless that participant is still in the employ of the Company or one of its subsidiaries at the time the performance compensation is actually paid.

Amendment of Plan and Shareholder Vote on Proposal

The Board at any time and from time to time may modify, amend, suspend or terminate the Performance Compensation Plan without notice; provided that no amendment that requires stockholder approval in order for the Performance Compensation Plan to continue to comply with Section 162(m) of the Code will be effective unless approved by the requisite vote of the stockholders of the Company. Since benefits under the Performance Compensation Plan will be determined by the Compensation Committee and performance goal criteria may vary from year to year and from participant to participant, benefits to be paid under the Performance Compensation Plan are not determinable. The Summary Compensation Table on page 39 of this proxy statement includes awards to Named Executive Officers in respect of fiscal year 2011.

If the shareholders do not approve this proposal, the Performance Compensation Plan will continue in effect for participants who are not Section 162(m) Officers, and the Compensation Committee and the Board will consider other means through which to compensate its Section 162(m) Officers.

The Board of Directors recommends that stockholders vote “FOR” approval of the Company’s Management Performance Compensation Plan.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to make an examination of the accounts of the Company for fiscal year 2012.

Independent Auditor Fees and Services

The following table presents fees billed for professional services rendered by Deloitte for fiscal years 2011 and 2010.

	2011	2010
Audit Fees	$1,186,155	$1,225,000
Audit-Related Fees (1)	119,981	140,019
Tax Fees (2)	—	125,000
All Other Fees	—	—

Deloitte Total Fees	$1,306,136	$1,490,019

(1)	Audit-Related Fees include fees billed in 2011 and 2010 for audits and other services related to the Company’s employee benefit plans and information systems.

(2)	Tax Fees represent fees billed for professional services rendered by Deloitte to the Company for tax compliance (including federal, state, local and international) and related matters such as local tax planning.

Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from Deloitte, that the provision of those services has not adversely affected Deloitte’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding pre-approval of audit, audit-related, tax, and permitted non-audit services that the independent registered public accounting firm may perform for the Company. Under these policies, predictable and recurring services are generally approved by the Audit Committee on an annual basis. The Audit Committee must pre-approve on an individual basis any requests for audit, audit-related, tax, and permitted non-audit services not covered by the services that are pre-approved annually, subject to certain de minimis exceptions permitted under the Exchange Act for services other than audit, review or attest services. In fiscal year 2011, the Audit Committee delegated pre-approval authority to the Chair of the Audit Committee, provided that the aggregate estimated fees for all current and future periods for which the services are to be rendered are not expected to exceed a designated amount. Any such pre-approval must be reported at the next scheduled meeting of the Audit Committee. The Audit Committee may prohibit services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm. The Audit Committee also periodically reviews a schedule of fees paid and payable to the independent registered public accounting firm by type of service being or expected to be provided.

In fiscal year 2011, all fees for audit, audit-related, tax and permitted non-audit services performed by Deloitte were pre-approved by the Audit Committee.

While not required by law, the Board of Directors is asking the stockholders to ratify the selection of Deloitte as a matter of good corporate practice. If the appointment of Deloitte is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of

Deloitte as the Company’s independent registered public accounting firm for the 2012 fiscal year.

PROPOSAL 5

NON-BINDING STOCKHOLDER PROPOSAL REGARDING DECLASSIFICATION OF THE BOARD OF DIRECTORS

The Company has been notified by a representative of the State of New York Office of the Comptroller, on behalf of The New York State Common Retirement Fund (the “Fund”), that the Comptroller of the State of New York intends to present a proposal for consideration at the Company’s 2012 Annual Meeting of Stockholders. The proponent has submitted documentation indicating that the Fund is the beneficial owner of 287,050 shares of the Company’s common stock. The Company will provide the proponent’s address to any stockholder promptly upon receiving an oral or written request. The proposal, as submitted, is as follows:

RESOLVED, that shareholders of Ann, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors, and to require that all directors elected at or after the annual meeting held in 2013 stand for elections on an annual basis. Implementation of this proposal should not affect the unexpired terms of any directors elected to the Board of Directors at or prior to the annual meeting of the company held in 2012.

SUPPORTING STATEMENT

We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or challenger to engage successfully in a proxy contest. A staggered board has been found to be one of six entrenching mechanisms that are associated with lower firm valuation. See “What Matters in Corporate Governance?” Lucian Bebchuk, Alma Cohen & Allen Ferrell, Review of Financial Studies, Vol. 22, Issue 2, 783 (2009).

The New York State Common Retirement Fund urges you to join us in voting to declassify the election of directors, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal.

STATEMENT OF THE BOARD OF DIRECTORS

The Board’s Response

The Board has carefully considered this stockholder proposal to declassify the Company’s Board of Directors and has determined not to make a recommendation either in favor of or opposed to the proposal. The Board would like the Company’s stockholders to express their views on this subject without being influenced by any recommendation the Board might make.

For the benefit of the Company’s stockholders considering this proposal and who are not familiar with the Company’s classified board structure, the Company’s Board is divided into three classes, with directors elected to staggered three-year terms. Under this structure, approximately one-third of the directors stand for election each year. The proponent of the stockholder proposal is proposing that this structure be eliminated and that the Company’s directors stand for election annually.

The Board recognizes that board declassification is a topic of current interest, and believes there are valid arguments in favor of, and in opposition to, classified boards of directors. Supporters of classified boards contend, among other things, that a classified board promotes board stability and continuity of leadership, and improves long-term strategic planning. A classified board could also enhance a board’s ability to protect shareholder interests by giving the board time to evaluate the fairness of an unsolicited takeover proposal and better position the board to negotiate effectively on behalf of all of the company’s shareholders to maximize shareholder value. Opponents of classified boards often make arguments such as those set forth above in the proponent’s supporting statement.

Vote Required

Approval of the stockholder proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Because the stockholder vote on this proposal is advisory, it will not be binding upon the Board. The Board, however, values the opinions of the Company’s stockholders and will take into account the outcome of the vote when considering whether to eliminate the classified board structure.

Effect of the Proposal

Approval of the resolution in the stockholder proposal will not, in and of itself, eliminate classification of the Company’s Board of Directors. Declassification of the Board may only be effected by formal amendments to the Company’s Certificate of Incorporation. These amendments would require the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote. If the stockholders approve the proposal at this year’s Annual Meeting, the Board will then consider proposing an amendment to the Company’s Certificate of Incorporation, if it believes that an amendment would be in the best interests of the Company’s stockholders.

The Board does not make any recommendation regarding the stockholder proposal requesting that the Board of Directors take action to declassify the Company’s Board of Directors.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its obligations regarding the accounting, auditing, financial reporting, internal control over financial reporting, financial risk management and legal compliance functions of the Company and its subsidiaries. The Audit Committee is governed by a written charter, a copy of which is available on the Company’s website at http://investor.anninc.com. In carrying out its oversight responsibilities, the Audit Committee is not responsible for planning or conducting audits or for determining that the Company’s financial statements are complete and accurate or prepared in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements, for establishing and maintaining effective internal control over financial reporting and for assessing the effectiveness of its internal control over financial reporting. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, is responsible for auditing those financial statements and auditing the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board of the United States (“PCAOB”), and for rendering an opinion on these financial statements and an opinion on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements as of and for the fiscal year ended January 28, 2012 and Deloitte’s opinions on these financial statements and the Company’s internal control over financial reporting as of January 28, 2012. The Audit Committee has discussed with Deloitte the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB. The Audit Committee has also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Deloitte with that firm.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended January 28, 2012 be included in the Company’s Annual Report on Form 10-K for that fiscal year for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit Committee:

Michael W. Trapp (Chairperson)

James J. Burke, Jr.

Ronald W. Hovsepian

Michael C. Plansky

Daniel W. Yih

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section (“CD&A”) of this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement.

Dale W. Hilpert (Chairperson)

Michelle Gass

Ronald W. Hovsepian

Compensation Committee Interlocks and Insider Participation

As of the Record Date, there were no Compensation Committee interlocks.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Below are highlights of our fiscal year 2011 performance and key compensation decisions for the year, which are more fully explained later in this Compensation Discussion and Analysis (the “CD&A”):

•	EPS of $1.64, representing an increase of 32% over fiscal year 2010;

•	Operating profit of $145 million, an increase of 21% over fiscal year 2010;

•	Positive sales comparables of 6.8% for the Company;

•	Online sales growth of 36.8% at AnnTaylor.com and 28.7% at LOFT.com;

•	Stock price appreciation over a three-year period of almost 400%, outperforming the S&P 500 and the indexed price performance of the ANN Peer Group (as defined below);

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Performance-based compensation representing more than 70% of total compensation awarded to our CEO and more than 65% of total compensation awarded to our other Named Executive Officers (as defined below);

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As a result of the aggressive performance goals set by the Compensation Committee for 2011, our Named Executive Officers did not earn certain cash incentive compensation and performance-based equity awards despite the Company’s successful performance in 2011;

•	Over three-fourths of compensation awarded to our Named Executive Officers is “at-risk”;

•	None of our Named Executive Officers received base salary increases in fiscal year 2011, the third consecutive year in which they did not receive an increase; and

•	Stock ownership guidelines were implemented for senior executives and directors.

Introduction

This year we have again divided the CD&A into two sections. The first, entitled “Analysis of Compensation Programs for 2011 and 2012”, describes how the Compensation Committee (the “Committee”) applied its long-term, pay-for-performance compensation philosophy in 2011 to drive profitable growth. This section also describes how the Committee has continued to apply that compensation philosophy in 2012 to further drive the Company’s successful performance.

The second part of the CD&A, entitled “Compensation Program Framework”, discusses in greater detail the principal elements of our compensation philosophy and practices and the manner in which they are tied to the Company’s performance. This CD&A addresses compensation for the following executive officers for fiscal year 2011: Ms. Krill, Messrs. Nicholson, Lynch and Muto, Ms. Eisenberg and Ms. Beauchamp (collectively, the “Named Executive Officers”).

I.  Analysis of Compensation Programs for 2011 and 2012

Fiscal Year 2011 Performance

In 2011, our senior executives continued to focus on growth-oriented goals of increasing the Company’s revenues and delivering profitable earnings growth. While the Company had a disappointing fourth quarter, for fiscal year 2011 as a whole, our executives delivered significant profitable growth, resulting in over a 32% increase in earnings per diluted Share on a 12% increase in total net sales, compared to fiscal year 2010. During fiscal year 2011, our executives significantly grew our online sales at both the AnnTaylor and LOFT brands and executed on our real estate strategy, which included the growth of our factory outlet channel with the opening of 45 stores and the continued roll-out of the AnnTaylor new concept stores. Senior management also continued to successfully manage product costs throughout the supply chain for 2011 during a period of dramatically increasing raw material and labor costs, thereby enabling AnnTaylor and LOFT not to increase prices to clients.

The following highlights some of the results for 2011:

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A significant increase in earnings per share (EPS) over both a one- and three-year period. The Company’s EPS, on a GAAP basis, increased from $1.24 per diluted share for fiscal year 2010 to $1.64 per diluted share for fiscal year 2011, representing a 32% increase.

Over a three-year period, the Company also experienced a significant increase in EPS. As shown in the following chart, on a GAAP basis, our EPS increased from a loss of $0.32 per diluted share in 2009 to earnings of $1.24 per diluted share in 2010 and $1.64 per diluted share in 2011.

•	A significant increase in operating profit over both a one- and three-year period. On a GAAP basis, operating profit for fiscal year 2011 increased 21% from fiscal year 2010.

Over a three-year period, on a GAAP basis, the Company had an operating loss of $24 million in 2009 and achieved operating profit of approximately $120 million in 2010 and $145 million in 2011, as shown in the chart below.

•	Positive sales comparables. During fiscal year 2011, the Company achieved positive sales comps of 6.8%, with the AnnTaylor brand having 5.2% positive sales comps and the LOFT brand 8.0%;

•	Double-digit growth in online sales. Online sales at the Company experienced significant growth in 2011, with AnnTaylor.com sales growth of 36.8% and LOFT.com sales growth of 28.7%;

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An aggressive control on expenses. During fiscal year 2011, the Company’s selling, general and administrative expenses, as a percentage of net sales, declined approximately 140 basis points from the prior year to 48%, even as the Company’s net sales increased by $232 million;

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A strong cash position. Even with the Company’s aggressive stock buyback program under which the Company repurchased $175 million of its shares during 2011, the Company had approximately $150 million in cash at the end of fiscal year 2011. The Company also continues to have no bank debt;

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A stock performance that over a three-year period outperformed the S&P 500 and the indexed price performance of our peer group. The executives’ successful management of the business helped drive the dramatic increase in the Company’s stock price from $4.92 per share at the end of fiscal year 2008 to $24.43 per share at the end of fiscal year 2011, which represented an almost 400% increase in the Company’s share price. The Company’s stock value continues to rise, as on March 23, 2012, the Company’s stock closed at $28.58 per share.

The chart below compares the Company’s stock performance for the three-year period ended January 27, 2012, the last trading day of the Company’s 2011 fiscal year, with the indexed price performance of the Standard & Poor’s 500 Stock Index (“S&P 500”), the Standard & Poor’s Retail Index1 (the “RLX”) and the indexed price performance during the same period of the “ANN Peer Group”, as defined and listed on page 32.2

1.

The Standard & Poor’s Retail Index is a capitalization-weighted index of domestic equities traded on the New York Stock Exchange, NYSE Amex Equities and the S&P 500. The stocks in the Index are high-capitalization stocks representing the retail sector of the S&P 500.

2.

The indexed price for the ANN Peer Group on a given day is based on the average of our peers’ closing stock prices on that day. For purposes of this chart, Express, Inc. was excluded from the ANN Peer Group since it became a publicly-traded company in May of 2010.

Fiscal Year 2011 Compensation

In 2011, the Committee continued to design its compensation programs so that a significant portion of the compensation paid to our executives is performance-based and earned over an extended period to drive long-term profitable growth. The Committee establishes stretch goals for its compensation programs, and the rigorous nature of these goals was demonstrated in 2011. While the Company had strong performance in 2011, executives’ short-term and long-term bonuses to be paid based on the Company’s Fall performance were earned at below-target levels and performance shares, also to be earned based on the Company’s Fall 2011 performance, were forfeited. You may refer to the discussion under “The Elements of Compensation” beginning on page 33 of this CD&A for a description of the compensation earned and forfeited by our executives during fiscal year 2011.

The following are the key compensation decisions made by the Committee in March of 2011 that shaped our compensation programs for fiscal year 2011:

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Fifty-percent of restricted stock awards was performance-based. Half of all restricted stock awarded to the Named Executive Officers in 2011 was performance-based and would only be earned if the Company were to achieve the respective performance goals for fiscal years 2011, 2012 and/or 2013;

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EPS as performance goal for performance-based restricted stock awards. In March of 2011, the Committee established EPS as the sole performance goal applicable to the performance-vesting restricted stock awarded in 2011 and for the remaining tranches of performance-based restricted stock and unit awards made in 2009 and 2010, in order to focus executives’ efforts on this key shareholder goal. In 2010, the performance goals for performance-vesting equity had been both EPS and cash on the Company’s balance sheet. While maintaining a strong cash position continues to be an important performance goal for the Company, in the Committee’s view, that goal had been more critical during the initial years of the recent economic recession and accordingly, in 2011, it became more important to turn the executives’ focus to profitable growth through EPS goals;

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Performance-based compensation awarded comprises more than two-thirds of total compensation. The Named Executive Officers are eligible to participate in our short-term cash incentive plan (“STIP”) and our Long-Term Restricted Cash Program (“RCP”), both of which are cash incentive plans that award cash based solely on the achievement of performance goals and are described on pages 33 – 35 of this CD&A. As shown in the chart below, in 2011 this performance-based cash compensation, when valued at target performance and coupled with the performance-based equity described above (including stock options) also valued at target performance, represented over two-thirds of the total compensation awarded to our CEO and the other Named Executive Officers;

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At-risk compensation awarded comprises more than three-fourths of total compensation. When the Committee established 2011 compensation for the Named Executive Officers in March of 2011, the Committee did so with the belief that a substantial portion of that compensation should be “at-risk”. The Committee defines “at-risk” compensation as variable pay that has both upside potential and downside risk depending on the Company’s performance. This “at-risk” compensation includes potential bonus payments under the Company’s cash incentive plans (STIP and RCP) and the targeted economic value of equity awards. The following table illustrates the percent of compensation “at-risk” for our Named Executive Officers for 2011, with the “at-risk” compensation valued at target performance:

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Salaries frozen for a third year. In an effort to continue to control expenses and place more emphasis on performance-based compensation, the Named Executive Officers did not receive an annual salary increase in 2011, the third consecutive year in which they did not receive an increase.

Compensation Strategy for Fiscal Year 2012

In structuring 2012 compensation for the Named Executive Officers, the Compensation Committee reflected on the views expressed by the Company’s shareholders in its discussions with management during the 2011 proxy season, as well as the results of its Say on Pay vote in 2011. In the Say on Pay vote, the Company’s shareholders approved the Company’s executive compensation decisions and policies for fiscal year 2010 by a substantial majority of 83%. While the Committee has not made any changes to its compensation practices for 2012 directly in response to that vote, it is committed to considering adjustments to its practices to advance the Company’s compensation philosophy and to respond appropriately to evolving pay practices and market conditions.

The Committee designed 2012 compensation for the Named Executive Officers to drive the achievement of the business goals that the Company had established for that year: profitable top-line sales growth and positive comparable sales performance throughout the Company’s brands and sales channels. The Committee also took into account the successful performance of the executives in 2011 and the Committee’s philosophy that a substantial portion of executive compensation should be performance-based, long-term and “at-risk”.

Accordingly, the Committee’s key decisions for 2012 included:

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Stock ownership guidelines for executives and directors. In January 2012, the Committee approved stock ownership requirements for its senior executives and directors. These new guidelines require that the Chief Executive Officer hold equity in the Company’s stock valued at a multiple of five times her base salary. For Brand Presidents, the guidelines are three times base salary and for the Chief Financial Officer and other Executive Vice Presidents, one times base salary. For the directors, the requirement is three times the annual cash retainer paid to our directors. Executives and directors will have five years from the date these ownership guidelines were adopted to reach these targets, and only shares owned directly by the executive or director are counted toward the ownership guideline;

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Continuation of salary freeze for Named Executive Officers. With the exception of Brian Lynch, who assumed new responsibilities in February 2012 as Brand President of the AnnTaylor division, Ms. Krill and the other Named Executive Officers will not receive a salary increase for 2012. This will be the fourth consecutive year that salaries for these executives have been frozen;

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Performance-based and “at-risk” compensation continuing to comprise a substantial portion of total compensation. A substantial majority of the total compensation awarded to our Named Executive Officers for fiscal year 2012 will continue to be performance-based and “at-risk”, as described on page 28 in this CD&A; and

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Performance-vesting restricted stock awards tied to EPS performance. In order to ensure that the Company continues to focus on driving profitable growth, the Committee established EPS as the goal in 2012 for performance-vesting restricted stock awards to be earned by the Company’s executives.

II.  Compensation Program Framework

Compensation Philosophy

General Discussion

The Compensation Committee believes that the Company’s compensation programs should be structured to drive the achievement of consistent revenue growth with strong bottom-line performance. Based on that philosophy, in 2011 and 2012, the Committee designed its compensation programs so that a substantial majority of the compensation payable to the Named Executive Officers is performance-based, long-term and at-risk, with performance targets closely linked to earnings growth.

In structuring our compensation programs, we balance our need to attract and retain highly talented executives with our desire to reward executives primarily for achieving performance targets. To accomplish this, we designed a competitive compensation program with a fixed component of total compensation and a larger incentive-based component designed to motivate and reward executives for contributions to the advancement of our key business objectives.

We design our compensation programs so that if targeted objectives are achieved, total compensation to the executive falls between the 50th and 75th percentile of our comparator group, based on the latest, publicly-available compensation information for that group. “Total compensation” includes the sum of base salary, short-term cash incentive compensation, long-term cash incentive compensation and equity incentive compensation. Recognizing the importance of implementing pay for performance practices, we also structure our compensation programs so that if the Company’s performance exceeds target levels, total compensation to the executive may exceed the 75th percentile. If the Company, however, fails to achieve its targeted objectives, total compensation may fall below the 50th percentile of our comparator group to a range generally between the 25th and 50th percentile. We may set target compensation above the 75th percentile on an ad hoc basis when we believe that it is important to attract or retain key executive officers. In fiscal year 2011, the Company as a whole exceeded its targeted objective for the Spring season but did not meet its target for the Fall. We also use tally sheets, as described below, to assist us in measuring our compensation programs against our design objectives. We are assisted in these matters by a compensation consultant, as described below.

We use both equity and cash incentive-based compensation. We designed our short-term incentive compensation to reward executives for the Company’s achievement of short-term goals and our long-term incentive compensation to incent them to drive consistent long-term performance. Our short-term incentive compensation is paid in cash and our long-term incentive compensation is comprised of both cash and equity components. The components of long-term equity incentive compensation granted to our Named Executive Officers in fiscal year 2011 included:

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Performance-vesting restricted stock: to incent our key executives to achieve the Company’s performance goals, recognize them for their contribution to the achievement of those goals, and to provide them with value tied to our share price;

•	Time-vesting restricted stock: to provide our key executives with value directly tied to our share price and encourage their retention; and

•	Time-vesting stock options: to compensate our executives through the appreciation in the Company’s stock price and also encourage their retention.

The Compensation Committee annually reviews the allocation between the short- and long-term and cash and equity elements of compensation and determines the allocation based on the Company’s current business goals and competitive market practices.

We have an employment agreement with Ms. Krill and individual Confidentiality, Non-Solicitation of Associates and Non-Competition Agreements with our other Named Executive Officers, which are more fully described on page 37. We have a special severance plan, which we describe on pages 37 and 52 – 53, in which our Named Executive Officers, other than Ms. Krill, participate. We offer minimal perquisites to our Named Executive Officers. For fiscal year 2010 and onward, Ms. Krill waived the benefit under her employment agreement to be reimbursed for taxes in connection with her car service.

While the Company does not offer any supplemental pension plans to its Named Executive Officers, it maintains an additional savings plan that permits its Vice Presidents and above to voluntarily defer compensation earned by them in excess of the deferrals permitted under the Company’s broad-based, tax-qualified 401(k) plan and to receive matching contributions that they are prohibited from receiving under the 401(k) plan because of certain tax limitations. The Company matches contributions under both plans. This additional savings plan is further described under the “Nonqualified Deferred Compensation” section of this proxy statement.

In 2011, the Committee considered whether it was appropriate to adopt a policy concerning the recovery of executive compensation in the event of a restatement of its financial statements (a “clawback”), or wait until the SEC and the New York Stock Exchange issue their rules with respect to clawbacks, as mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee decided that given the current uncertainty as to what the clawback rules will entail, it would be more appropriate to adopt a clawback policy once the rules are finalized.

Processes for Determining Compensation for our Named Executive Officers

Compensation Committee—Working with our Compensation Consultant and Management

During fiscal year 2011, the Compensation Committee reviewed its compensation practices and programs to ensure they were designed to drive the attainment of the Company’s key business objectives. As part of this process, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“Cook”), a nationally recognized compensation consultant, to provide the Committee with information regarding industry compensation practices and developments and comparative data necessary to evaluate executive compensation.

Cook provides its views and makes recommendations to the Compensation Committee regarding executive compensation, including that of the Chief Executive Officer. Certain of our human resources executives meet regularly with Cook to ensure that it has the compensation information it needs to advise the Compensation Committee. The compensation consultant is permitted to provide compensation advice to the Company only with the Committee’s prior authorization and specification. During fiscal year 2011, Cook only provided compensation advice to the Compensation Committee.

Management regularly meets with the Compensation Committee to assist the Committee in making compensation decisions regarding our Named Executive Officers and also to discuss with the Compensation Committee its recommendations for other executives. We believe that since our management has extensive knowledge regarding our business, they are in a position to provide valuable input. Our Chief Financial Officer provides input relevant to setting performance goals and certifies to the Compensation Committee the level of achievement of our performance targets under our Performance Compensation Plan and under awards of performance-vesting equity granted to our executives. Our Chief Executive Officer makes recommendations to the Committee regarding the compensation of her direct reports.

Compensation Committee—Assessment of Risk

Each year, the Compensation Committee reviews the Company’s compensation programs and works closely with Cook, who has extensive knowledge of the Company’s compensation philosophy and programs. As part of its consideration, the Committee considers any potential risks that could arise from the Company’s compensation policies and practices and the extent to which any of those risks would be reasonably likely to have a material adverse effect on the Company. Together with Cook, the Committee considers all facets of the compensation programs, their underlying assumptions and the objectives those programs were designed to achieve. Some of the factors the Committee has considered to minimize potential risks are the balance between cash and stock awards, the various time frames associated with earning of awards (seasonal, annual and multi-year) and the different performance metrics associated with the incentive awards for each of the Company’s businesses and corporate associates. After that review, the Committee has determined that the Company’s compensation programs for 2011 and 2012 do not incentivize its associates, including senior executives, to take unnecessary and excessive risks that could jeopardize the future of the Company and would be adverse to the best interests of its shareholders.

Benchmarking—Our Comparator Group

In determining the appropriate level of compensation for our executive officers, including our Named Executive Officers, we compare the compensation of our executives to that of similarly-positioned executives in a comparator group of companies in the apparel and retail industries.

We benchmark against this group to remain competitive in our compensation practices, thereby permitting us to attract and retain key executives. While the Compensation Committee finds benchmarking to be very useful in its compensation determinations, it considers it just one element among the various factors it takes into account when making compensation decisions. The Compensation Committee periodically reviews the comparator group to determine whether it continues to consist of companies against which it is appropriate to benchmark our compensation practices. As a result of that review, during 2011, the Compensation Committee, with advice from Cook, modified the comparator group to add six companies and eliminate a company that is no longer publicly held. The Compensation Committee believes that the additional comparative data it will obtain from the larger group of companies will permit the Committee to continue to make executive compensation decisions that accurately reflect the competitive marketplace. The revised peer group consists of the following companies (the “ANN Peer Group”):

ANN Peer Group

Abercrombie & Fitch Co.	The Children’s Place Retail Stores, Inc.	Jones Group, Inc.	The Talbots, Inc.

Aeropostale Inc.	Coach, Inc.	Limited Brands, Inc.	Urban Outfitters, Inc.

American Eagle Outfitters, Inc.	Collective Brands, Inc.	Liz Claiborne, Inc.	Warnaco Group, Inc.

Ascena Retail Group, Inc.	DSW Inc.	New York & Company, Inc.

Charming Shoppes, Inc.	Express, Inc.	Phillips-Van Heusen Corp.

Chico’s FAS, Inc.	The Gap, Inc.	Ralph Lauren Corporation

The Committee utilizes The Gap, Inc. and Limited Brands, Inc. for review of their compensation programs but excludes these companies from Named Executive Officer pay level benchmarking since their revenue is significantly higher than that of the Company.

Tally Sheets

As part of the Compensation Committee’s annual evaluation of compensation of our Named Executive Officers, the Committee reviews tally sheets setting out each component of the executive’s compensation, the aggregate amount of his or her total compensation, and projected and historical compensation earned by that person. Tally sheets permit the Committee to determine annually whether the elements of compensation and individual decisions made by the Committee during the year with respect to an executive, when considered in the aggregate, amount to a compensation package that is consistent with our compensation philosophy. The specific elements of compensation considered in the tally sheets used by the Committee include:

•	base salary;

•	short-term cash incentive awards and any other bonuses, if applicable;

•	equity and long-term cash incentive compensation;

•	amounts realized upon the vesting of restricted stock and units and the exercise of stock options;

•	the value of the Company’s unvested restricted stock and units and unexercisable stock options held by the executive officer;

•	perquisites and other personal benefits;

•	potential payments upon various termination scenarios, including in connection with a change in control; and

•	any earnings under the Company’s deferred compensation plan, if the executive participates.

The Compensation Committee’s review of tally sheets provides the Committee with a formal mechanism through which the Committee is able to determine if the Company’s compensation programs and practices are consistent with the Company’s compensation philosophy and its overall business objectives. Tally sheets are one but not the only factor the Committee takes into account when making executive compensation decisions.

The Elements of Compensation

Base Salary

The annual base salary of our Named Executive Officers represents the fixed component of compensation and is reviewed annually by the Compensation Committee. In determining the appropriate level of base salary, the Committee considers the Named Executive Officer’s performance, his or her position, level of responsibility at the Company and market data. The Committee also takes into account that increases in a Named Executive Officer’s base salary also raise the amount of potential cash earnings under our short- and long-term cash incentive awards, because compensation under these awards is calculated based on a percentage of the individual’s base salary. None of our Named Executive Officers received salary increases in fiscal year 2011, the third consecutive year in which they did not receive an increase.

Performance Compensation Plan

I. Short-Term Cash Incentive Plan (“STIP”)

We provide our Named Executive Officers with performance-based, short-term cash incentive compensation (referred to as “STIP”) in the form of a Spring and a Fall season bonus under the Company’s Management Performance Compensation Plan (“Performance Compensation Plan”). We believe that STIP aligns the compensation of the Company’s associates with our business, which is based on two separate seasons.

The Compensation Committee established two metrics to drive our business objectives under STIP: a pre-tax corporate operating profit target for overall corporate performance and divisional contribution margin targets for the performance of divisions of the Company. The contribution margin targets for the divisions were selected to further align pay levels to divisional results for those executives who primarily have divisional responsibility. The weighting of the performance measure(s) applicable to each Named Executive Officer under STIP bonuses for fiscal year 2011 were as follows: Ms. Krill, Messrs. Nicholson and Lynch and Ms. Eisenberg were each subject to only the corporate operating profit goal, while Mr. Muto and Ms. Beauchamp, who had divisional responsibility, were subject to a combination of corporate operating profit and divisional contribution margin goals. For each of Mr. Muto and Ms. Beauchamp, corporate operating profit consisted of 30% and divisional contribution margin consisted of 70% of their total goal.

For fiscal year 2011, the Compensation Committee set stretch targets under STIP to drive the increase in the Company’s revenues and profitable earnings growth. Accordingly, in 2011, the Committee set the Spring 2011 pre-tax corporate operating profit target under STIP at $78 million and the Fall 2011 pre-tax corporate operating profit target at $90 million (subsequently adjusted for the impact of $5.5 million of one-time costs related to management realignment).

We have established an incentive compensation matrix that sets out varying levels of payment to be made to an executive based on the percentage of the corporate operating profit and divisional contribution margin targets achieved. For the corporate operating profit target and the divisional contribution margin targets for the AnnTaylor and LOFT divisions of the Company, the matrix ranges from a minimum threshold goal, at which the executive is eligible to begin earning a payout based on his or her “individual target payout” (as defined below), to a maximum goal, at which the executive is entitled to receive 200% of his or her individual target payout. If during a certain season the Company exceeds its performance target, our executives are capped at 200% of their “individual target payout” and are not entitled to any carryover benefits in a subsequent season for amounts exceeding that cap.

For the Spring season of fiscal year 2011, the corporate operating profit matrix ranged from a minimum of 75% of target, at which level the executive would have been entitled to receive a minimum payout of 1% of his or her individual target payout, to a maximum of 160% of target, at which level the executive would have been entitled to receive a maximum of 200% of his or her individual target payout. For the Fall season, the matrix ranged from a minimum of 65% of target to a maximum of 135% of target. During fiscal year 2011, the seasonal “individual target payout” for Ms. Krill was 55% of her base salary. For Messrs. Lynch and Muto and Ms. Beauchamp, it was 35% of their base salary, and for Mr. Nicholson and Ms. Eisenberg, 30% of their base salary.

As noted above, we use divisional contribution margin as a performance metric under STIP for our divisional goals. In setting the incentive compensation matrix, we considered historic levels of performance for each division, but also took into account the continuing uncertain business environment in 2011. Furthermore, in establishing the intended degree of difficulty of the payout formula for each division, we took into account circumstances specific to each division, including business cycle issues, recruitment and retention needs, and historical pay levels. In each case, we set targets at a level that required successful implementation of corporate operating objectives in order for meaningful payouts to occur.

A retention feature is embedded in STIP whereby if in the Spring season the Company or the respective division exceeds its performance targets, the excess amounts earned are mandatorily banked by the Company for the respective executives and paid out after the end of the Fall season.

For Spring 2011, we exceeded our corporate operating profit target, and the LOFT division exceeded its divisional contribution margin target, while the AnnTaylor division failed to achieve its minimum threshold divisional contribution margin target. Accordingly, each of our Named Executive Officers earned amounts for Spring 2011 performance. For Fall 2011, the Company earned slightly above the minimum corporate operating profit threshold, the LOFT division exceeded its minimum divisional contribution margin target, and the AnnTaylor division failed to achieve its minimum threshold divisional contribution margin target. Accordingly, each of our Named Executive Officers earned amounts significantly below target for Fall 2011 performance. Amounts earned for fiscal year 2011 by our Named Executive Officers are set forth in the Summary Compensation Table on page 39.

II. Long-Term Cash Incentive Compensation—Long-Term Restricted Cash Program

The Company maintains for its Vice Presidents and above, a performance-based, long-term cash incentive program, the Long-Term Restricted Cash Program (“RCP”) under the Performance Compensation Plan. The RCP is structured to incentivize our executives to drive consistent, long-term growth as amounts earned under the RCP are banked and mandatorily deferred by the executive for three years. During the three-year deferral period, these banked amounts may be adjusted upwards or downwards based on the Company’s net income performance (such adjustment is referred to below as the “Corporate Net Income Adjustment”). The amounts earned by our Named Executive Officers under the RCP in fiscal year 2011, including any subsequent adjustment, will not be paid out to these executives until 2015.

For fiscal year 2011, there were two performance metrics applicable to the RCP: corporate operating profit and corporate net income. Corporate operating profit targets were set at the same levels as those under STIP and applied to RCP amounts earned by our executives for the 2011 Spring and Fall seasons. Consistent with the Corporate Net Income Adjustment, these amounts are subject to adjustment upwards or downwards by the average percentage increase or decrease, as the case may be, of the Company’s corporate net income performance over the three-year mandatory deferral period. The Corporate Net Income Adjustment may be adjusted for certain unusual or infrequently occurring events to avoid distorting operating fundamentals and penalizing or benefitting management for the financial impact of such unusual or infrequent events.

Another key feature of the RCP is the retention aspect of the award, as the executive must be employed by the Company at the end of the mandatory deferral period in order to receive any payout under the RCP, unless the terms of his or her severance arrangement provide for otherwise, as further described below.

The Company exceeded its corporate operating profit target under the RCP for the Spring season of 2011 and achieved slightly above the minimum threshold for the Fall season. During fiscal year 2011, the seasonal “individual target payout” for Ms. Krill under the RCP was 81.7% of her base salary, for Ms. Beauchamp and Messrs. Lynch and Muto, 62.5% of their base salary and for Mr. Nicholson and Ms. Eisenberg, 42.5% of their base salary.

Long-Term Equity Incentive Compensation

In addition to long-term cash incentive compensation, the Compensation Committee also awards equity to key executives. In March of 2011, the Named Executive Officers were awarded their annual equity grant of stock options, time-vesting restricted stock and performance-vesting restricted stock. The Committee believes that equity awards further align executives’ interests with those of the Company’s stockholders and incent management to focus on building long-term stockholder value.

Performance-Based Restricted Stock

During fiscal year 2011, consistent with our performance-based compensation practices, in addition to granting time-based restricted stock and stock options to our Named Executive Officers, we also granted performance-based restricted stock to each of our Named Executive Officers, constituting 50% of the restricted stock granted to these executives.

The performance goal applicable to these equity grants for fiscal year 2011 was EPS. For the Spring season, this target goal was set at $0.81, and for the Fall season, at $1.01. These EPS goals were adjusted for the impact of the Company’s 2011 share repurchases. For these EPS goals, the Compensation Committee established a matrix with minimum and maximum thresholds for EPS performance and vesting of restricted stock with varying EPS and restricted stock amounts in between. This matrix for performance-based restricted stock was implemented to better align executive compensation to the performance of the Company as it provided that if target EPS was exceeded, the executive would be appropriately compensated for above-target performance but capped at a maximum amount of stock that may be earned. Similarly, if the EPS target was missed by a relatively small amount, the executive still earned a portion of the stock.

For the Spring season of fiscal year 2011, the Company exceeded its EPS goals and accordingly performance-based restricted stock that was subject to Spring 2011 performance goals was earned and vested in March of 2012 for all of our Named Executive Officers. For the Fall 2011 season, the Company did not meet its minimum EPS threshold and accordingly our Named Executive Officers forfeited any performance-restricted stock to be earned based on that season’s results.

Equity Grant Policy

We generally make our annual equity grants to our Named Executive Officers at the regularly scheduled Compensation Committee meeting held in March of each year after the final results of the prior year’s performance are determined. We also make grants during other times of the year when required for new hires, promotions and other business reasons.

The grant date of an equity award is determined as described below:

(i)	if the award was approved at the regularly scheduled Compensation Committee meeting held in March, the later of the (a) second business day following the public release of the Company’s fiscal year-end results, and (b) March Compensation Committee meeting;

(ii)	if the award was approved at another regularly scheduled or special meeting of the Compensation Committee, the date of that meeting;

(iii)	if the award was approved by having each Compensation Committee member sign a document containing the terms of the award, the date the last signature is received by the Company;

(iv)	if the award was made by the Chief Executive Officer under authority delegated to her by the Compensation Committee, the date that she signs a writing containing the key terms of the grant; and

(v)	if it is a performance-vesting award where the performance goals are set at a date later than the regularly scheduled March Compensation Committee meeting, the date of the Compensation Committee meeting at which the performance goals for the first tranche of the award is set.

Notwithstanding the foregoing, if the award was made in connection with a new hire, the grant date is the start date of employment of that person. In addition, if a grant date in any of clauses (ii)-(v) above falls during a “Blackout Period” established under the Company’s trading policy, then the grant date will be the second business day following the end of the Blackout Period during which the award was made.

The exercise price for stock options is the fair market value of the Company’s common stock on the grant date, which value is set as the closing price per share of the common stock on the New York Stock Exchange for the trading day immediately preceding the grant date. As a result, the options do not have any value to the executive unless the market price of the common stock rises.

Anti-Hedging Policy

The Company has an anti-hedging policy that prohibits the Named Executive Officers (as well as other associates and the Company’s Board of Directors) from hedging against a decrease in the value of the Company’s stock. Under the policy, the Named Executive Officers are prohibited from purchasing any financial instruments designed to offset decreases in the market value of the Company’s stock.

Change in Control and other Termination Events

Under the terms of the Company’s equity plans, special severance plan and non-solicitation and non-competition agreements, certain of our Named Executive Officers are entitled to compensation and benefits upon the occurrence of specific events, including a change in control or termination of the executive’s employment without Cause (as those terms are defined in the applicable document). The terms of these arrangements, as well as an estimate of the payments that would have been made to the executive if any of those events would have occurred at the end of the Company’s fiscal year 2011, are described in detail in the section entitled “Payments and Entitlements Upon Change in Control and Other Termination Events” beginning on page 49.

Severance

The Company has an employment agreement with Ms. Krill, which was entered into in connection with her becoming Chief Executive Officer in 2005. The employment agreement with Ms. Krill provides for payments to be made to her upon certain termination events, including a Change in Control of the Company (as defined under her employment agreement).

The Company has Confidentiality, Non-Solicitation of Associates and Non-Competition Agreements (“Non-Compete Agreements”) with each of Messrs. Lynch, Muto and Nicholson and Ms. Eisenberg. Under the Non-Compete Agreements, if the executive is terminated without Cause (and in the cases of Messrs. Lynch and Muto, if they were to terminate their employment for Good Reason), he or she is entitled to receive severance in the amount of 18 months’ base salary payable over 12 months, continued health and welfare benefits for 12 months (“base severance compensation”), as well as the bonuses payable under STIP based upon actual performance for the season (and in the case of Mr. Nicholson, based on targeted performance for the season) in which he or she was terminated. The executive is also entitled to receive any banked amounts under the RCP, in addition to any amounts earned in the season in which he or she is terminated, those amounts to be adjusted over the mandatory three-year deferral period based on the Corporate Net Income Adjustment (as explained earlier in this CD&A). Amounts earned under the RCP, as adjusted, are payable in accordance with the payment schedule of the RCP for all other associates. In exchange for these benefits, the executive agrees to comply with certain non-competition, non-solicitation and confidentiality obligations. If Messrs. Lynch or Muto were to resign other than for Good Reason, they would only be entitled to receive base severance compensation. If Mr. Nicholson or Ms. Eisenberg were to resign, the Company could elect whether to enforce the non-competition provision for the full period and accordingly pay base severance compensation to the executive for the time period, if any, it chooses to enforce that provision. These agreements are further described in the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement beginning on page 49.

Ms. Beauchamp’s employment with the Company terminated on January 27, 2012. She is entitled to severance pursuant to her Non-Compete Agreement, the terms of which are summarized on page 56 of this proxy statement.

The Named Executive Officers, other than Ms. Krill, are also eligible to receive benefits under the ANN INC. Special Severance Plan (the “Special Severance Plan”). Under this plan, a participant is eligible to receive benefits if within two years after a Change in Control of the Company (as defined in the Special Severance Plan) there is a Qualifying Termination of his or her employment. A “Qualifying Termination” is either a termination of the executive’s employment by the Company without Cause or a termination by the executive of his or her employment for Good Reason (as defined in that plan). While the Named Executive Officers are entitled to gross-up payments to compensate them for excise taxes applicable to Change in Control payments, the Company eliminated that entitlement for executives joining the Company after the end of fiscal year 2010. A description of Ms. Krill’s employment agreement and the Special Severance Plan is also provided in the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement on pages 49-53.

A key difference between Ms. Krill’s arrangement under her employment agreement and that of the other current Named Executive Officers under the Special Severance Plan is the requirement under the Special Severance Plan that a Change in Control occur prior to the occurrence of a Qualifying Termination before severance is paid to the executive under the plan. Under Ms. Krill’s arrangement, one year after a Change in Control and without the occurrence of an additional event, Ms. Krill has the right to terminate her employment (with or without any reason) and receive severance. We believe that the provision permitting Ms. Krill to receive severance benefits upon her voluntary resignation following a Change in Control is important in order to ensure that her economic interests would not be inconsistent with those of our shareholders in the period preceding a Change in Control and to ensure that she has a strong incentive not to voluntarily resign during the one-year period after a Change in Control.

Equity

In the case of equity granted in fiscal year 2011 to our Named Executive Officers, other than Ms. Krill, treatment of those awards upon a change in control of the Company or other termination events is subject to the terms of the 2003 Equity Incentive Plan (the “2003 Plan”). Under the 2003 Plan, if the Named Executive Officer’s employment is terminated by reason of death, Disability or Retirement (as such terms are defined under the 2003 Plan), vested stock options remain exercisable for a period of three years following the termination event (or sooner if the options expire before that date). All unvested stock options are forfeited. If the Named Executive Officer is terminated for Cause (as defined under the Plan) or the executive voluntarily leaves his or her employment, all vested and unvested stock options granted to the executive terminate on the day following termination. If the Named Executive Officer’s employment is terminated for any reason other than those provided above, only the stock options that are exercisable on the date of that termination may be exercised for a period of up to three months following the termination event (or sooner if the options expire before that date). For restricted stock or units, if the Named Executive Officer’s employment is terminated for any reason, all restricted stock or units granted to the executive that have not vested by the date of termination are forfeited by the executive. Upon a change in control of the Company, all stock options, restricted stock and restricted units granted to the Named Executive Officer automatically vest.

Under Ms. Krill’s employment agreement, if Ms. Krill’s employment is terminated by the Company without Cause, by her for Good Reason, due to Disability (each as defined in her employment agreement) or if her employment agreement expires as a result of the Company not renewing her employment agreement at the end of the term, all time-vesting stock options and restricted stock granted to Ms. Krill on or after October 1, 2005 will fully vest, and Ms. Krill will be entitled to exercise those stock options for a period of up to three years following any of those events, provided that those options have not expired before the end of that period. However, while Ms. Krill’s previous employment agreement with the Company provided that performance-based equity awards would fully vest upon similar termination events (except in the case of Disability), the Compensation Committee decided that it would be in the Company’s and shareholders’ best interests to limit accelerated vesting of future awards under her current employment agreement. As a result, under her current agreement, only that portion of the performance-based restricted stock or units that are eligible to vest in March following the end of the fiscal year of termination will vest (and then only on a pro rata basis), other than in the case of a Change in Control. All equity awards granted to Ms. Krill under her employment agreement will vest upon a Change in Control and will become exercisable in accordance with the equity plans and award agreements under which those awards were granted.

Different meanings are assigned to the various terms giving rise to benefits and entitlements under Ms. Krill’s employment agreement, the 2003 Plan and the Special Severance Plan. One difference among the documents is the definition of “Change in Control”. For example, under Ms. Krill’s employment agreement, “Change in Control” is defined as set forth in the 2003 Plan, except that if Ms. Krill’s termination occurs prior to a Change in Control but during the pendency of a Potential Change in Control, the date of termination will be deemed as having occurred after a Change in Control. A Potential Change in Control (as defined in the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement) may be triggered by an entity’s acquisition of 15% of the Company’s common stock. Under the Special Severance Plan, the trigger for a Change in Control would occur by the beneficial ownership of 30% of the Company’s common stock. Under the 2003 Plan, a merger in which the Company represents 80% or less of the common stock of the surviving entity would trigger a change in control, while under the Special Severance Plan, the Company would need to represent less than 50%. These differences, among others, occur as a result of historical circumstances and individual negotiations with our Chief Executive Officer.

Tax and Accounting Considerations

In making its compensation decisions, the Compensation Committee considers the accounting and income tax impact on the Company of its decisions, including the potential non-deductibility of certain compensation. In doing so, the Committee strives to strike an appropriate balance between designing appropriate and competitive compensation packages for its executives while also maximizing the deductibility of compensation and ensuring that any accounting consequences to the Company are appropriately reflected in its financial statements. Section 162(m) of the Internal Revenue Code generally disallows deductions to publicly-traded companies for compensation in excess of $1.0 million in a taxable year paid to its chief executive officer and to the three other most highly compensated named executive officers (excluding the chief financial officer), with certain exceptions for qualified “performance-based compensation”. Annual base salaries and time-vesting restricted stock granted to Ms. Krill, Messrs. Lynch and Muto and Ms. Eisenberg during fiscal year 2011 did not qualify as performance-based compensation under Section 162(m). For those types of compensation that could qualify as performance-based compensation, the Company attempted to meet the qualification requirements.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2011

The table below sets forth the total compensation paid or earned during the fiscal year ended January 28, 2012 by (i) the Company’s Chief Executive Officer and Chief Financial Officer, (ii) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of January 28, 2012, and (iii) each other person who was an executive officer of the Company during fiscal year 2011, who as of January 28, 2012, no longer served as an executive officer of the Company and whose total compensation would have placed that person among the company’s three most highly compensated executive officers (each such executive officer, a “Named Executive Officer”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($) (a)	Non-Equity Incentive Plan Compensation ($) (b)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($) (d)	Total ($)
Kay Krill	2011	$1,200,000	—	$3,381,168	$1,328,000	$4,734,285	$56,244	$98,780	10,798,477
President, Chief Executive Officer and Director	2010	1,200,000	—	2,710,238	1,206,400	5,166,000	30,183	16,423	10,329,244
	2009	1,200,000	—	1,686,908	1,733,738	4,346,000	44,336	101,310	9,112,292

Michael Nicholson	2011	600,000	—	522,976	199,200	1,151,481	—	35,100	2,508,757
Executive Vice President and Chief Financial Officer	2010	600,000	—	438,909	185,600	1,370,250	—	15,053	2,609,812
	2009	600,000	—	508,841	350,250	1,152,750	—	36,082	2,647,923

Brian Lynch	2011	700,000	—	1,178,582	424,960	2,035,025	14,255	11,025	4,363,847
Brand President, AnnTaylor division (e)	2010	700,000	—	977,137	399,040	2,425,500	7,294	2,042	4,511,013
	2009	700,000	—	750,150	700,500	2,040,500	10,486	10,529	4,212,165

Gary Muto	2011	900,000	—	1,178,582	424,960	1,442,520	—	55,050	4,001,112
Brand President, LOFT division	2010	900,000	—	855,546	399,040	2,644,425	—	3,000	4,802,011
	2009	900,000	—	300,910	700,500	2,623,500	—	2,625	4,527,535

Barbara Eisenberg	2011	421,000	—	522,976	199,200	845,599	23,539	24,629	2,036,943
Executive Vice President, General Counsel and Corporate Secretary	2010	—	—	—	—	—	—	—	—
	2009	—	—	—	—	—	—	—	—

Christine Beauchamp	2011	800,000	—	1,178,582	424,960	706,640	—	40,113	3,150,295
Former Brand President, AnnTaylor division (f)	2010	800,000	—	855,546	399,040	2,770,040	—	2,667	4,827,293
	2009	800,000	—	300,910	700,500	2,038,000	—	2,333	3,841,743

(a)	The amounts in these columns reflect the grant date fair value of awards pursuant to the Company’s equity incentive plans in accordance with Accounting Standards Codification 718-10, Compensation—Stock Compensation (“ASC 718-10”). Assumptions used in the calculation of these amounts for fiscal years ended January 28, 2012, January 29, 2011 and January 30, 2010 are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended January 28, 2012 in the Company’s Annual Report on Form 10-K. The grant date fair value of performance-based restricted stock awards and performance-based restricted unit awards for the Named Executive Officers is reflected in the table above at target. The grant date fair value associated with all performance-based restricted stock and unit awards granted in 2011 and valued at maximum performance is as follows: for Ms. Krill, $2,150,758, for Mr. Nicholson, $393,655, for Mr. Lynch, $918,425, for Mr. Muto, $918,425, for Ms. Eisenberg, $393,655, and for Ms. Beauchamp, $918,425. As explained in the Compensation Discussion & Analysis (“CD&A”) section of this proxy statement, a portion of these awards was forfeited by the Named Executive Officers because the Company did not achieve its goals associated with those performance-based restricted shares and units. The target value of the forfeited performance-based equity awards, calculated in accordance with ASC 718-10, is as follows: for Ms. Krill, $896,136, for Mr. Nicholson, $141,523, for Mr. Lynch, $330,182, for Mr. Muto, $330,182, and for Ms. Eisenberg, $141,523. The equity awards granted to Ms. Beauchamp in 2011 have been forfeited due to her separation from the Company on January 27, 2012.

(b)	Reflects amounts earned by the Named Executive Officers under the Company’s short-term cash incentive bonus (“STIP”) and the Long-Term Restricted Cash Program (“RCP”). For fiscal year 2011, the amount for Ms. Krill includes $904,200 for STIP, $1,342,600 for the RCP bonus banked in 2011, and $2,487,485 for the Corporate Net Income Adjustment relating to the RCP bonus banked in 2008. For Mr. Nicholson, the amount reflects $246,600 for STIP, $349,350 for the RCP bonus banked in 2011, and $555,531 for the Corporate Net Income Adjustment relating to the RCP bonus banked in 2008. For Mr. Lynch, the amount reflects $335,650 for STIP and $599,375 for the RCP bonus banked in 2011, and $1,100,000 for the Corporate Net Income Adjustment relating to the RCP bonus banked in 2008. For Mr. Muto, the amount reflects $671,895 for STIP and $770,625 for the RCP bonus banked in 2011. For Ms. Eisenberg, the amount reflects $173,031 for STIP and $245,127 for the RCP bonus banked in 2011, and $427,441 for the Corporate Net Income Adjustment relating to the RCP bonus banked in 2008. For Ms. Beauchamp, the amount reflects $101,640 for

(footnotes continued on next page)

(footnotes continued from previous page)

STIP earned for the Spring 2011 season and $605,000 for the RCP bonus banked for the Spring 2011 season. RCP amounts banked in 2011 do not include any adjustment up or down related to the Corporate Net Income Adjustment, since that adjustment amount will not be determined until 2015, the conclusion of the mandatory three-year deferral period for that bonus. See the CD&A for a description of STIP and RCP.

(c)	The amounts set forth in this column for 2011 represent only changes in pension value.

(d)	For Ms. Krill, this represents $15,080 in life insurance premiums paid by the Company on her behalf, and $11,025 and $72,675 in contributions made by the Company under its 401(k) savings and non-qualified deferred compensation plans, respectively, on her behalf. For Mr. Nicholson, the amount represents $11,025 and $24,075 in contributions made by the Company on his behalf to the Company’s 401(k) savings and non-qualified deferred compensation plans, respectively. For Mr. Lynch the amount represents $11,025 in contributions made by the Company on his behalf to the Company’s 401(k) savings plan. For Mr. Muto, the amount represents $11,400 and $43,650 in contributions made by the Company on his behalf to the Company’s 401(k) savings and non-qualified deferred compensation plans, respectively. For Ms. Eisenberg, the amount represents $11,025 and $13,604 in contributions made by the Company on her behalf to the Company’s 401(k) savings and non-qualified deferred compensation plans, respectively. For Ms. Beauchamp, the amount represents $11,358 and $28,755 in contributions made by the Company on her behalf to the Company’s 401(k) savings and non-qualified deferred compensation plans, respectively.

(e)	Mr. Lynch was appointed Brand President of the AnnTaylor division at the beginning of the Company’s 2012 fiscal year.

(f)	Ms. Beauchamp’s employment with the Company terminated on January 27, 2012. In connection with her separation from the Company, Ms. Beauchamp is entitled to severance, subject to her compliance with confidentiality, non-solicitation, and non-compete provisions set forth in her severance arrangement. The terms of her severance are set forth on page 56 of this proxy statement.

The table below provides information in accordance with Accounting Standards Codification 718-10, Compensation – Stock Compensation on cash incentives, stock options, restricted stock and restricted unit awards for fiscal year 2011 for each of the Company’s Named Executive Officers. See the CD&A for a description of the formula and criteria for determining amounts payable to our Named Executive Officers under the Performance Compensation Plan.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2011

	Plan Name	Grant Date	Date of Compensa- tion Committee Action(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (d)	All other Option Awards: Numbers of Securities Underlying Options (#) (d)	Exer- cise or Base Price of Option Awards ($/Sh) (e)	Stock Price at Close of Market on Date of Grant ($/Sh) (e)	Grant Date Fair Value of Stock and Option Awards ($) (f)
				Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#) (c)	Target (#) (c)	Maxi- mum (#) (c)
Kay Krill	2003 Equity	3/15/11	3/8/11	—	—	—	—	—	—	50,000	—	—	—	1,387,000
	Incentive Plan	3/15/11	3/8/11	—	—	—	—	—	—	—	100,000	27.74	27.78	1,328,000
		3/15/11	3/8/11	—	—	—	29,687	39,583	49,479	—	—	—	—	1,098,032
		9/12/11	—	—	—	—	29,687	39,582	49,478	—	—	—	—	896,136
	Performance Compensation Plan
	• STIP			13,200	1,320,000	2,640,000	—	—	—	—	—	—	—	—
	• RCP (a)			19,600	1,960,000	3,920,000	—	—	—	—	—	—	—	—

Michael Nicholson	2003 Equity	3/15/11	3/8/11	—	—	—	—	—	—	7,500	—	—	—	208,050
	Incentive Plan	3/15/11	3/8/11	—	—	—	—	—	—	—	15,000	27.74	27.78	199,200
		3/15/11	3/8/11	—	—	—	4,689	6,251	7,815	—	—	—	—	173,403
		9/12/11	—	—	—	—	4,689	6,251	7,815	—	—	—	—	141,523
	Performance Compensation Plan
	• STIP			3,600	360,000	720,000	—	—	—	—	—	—	—	—
	• RCP (a)			5,100	510,000	1,020,000	—	—	—	—	—	—	—	—

Brian Lynch	2003 Equity	3/15/11	3/8/11	—	—	—	—	—	—	16,000	—	—	—	443,840
	Incentive Plan	3/15/11	3/8/11	—	—	—	—	—	—	—	32,000	27.74	27.78	424,960
		3/15/11	3/8/11	—	—	—	10,938	14,584	18,231	—	—	—	—	404,560
		9/12/11	—	—	—	—	10,938	14,584	18,231	—	—	—	—	330,182
	Performance Compensation Plan
	• STIP			4,900	490,000	980,000	—	—	—	—	—	—	—	—
	• RCP (a)			8,750	875,000	1,750,000	—	—	—	—	—	—	—	—

Gary Muto	2003 Equity	3/15/11	3/8/11	—	—	—	—	—	—	16,000	—	—	—	443,840
	Incentive Plan	3/15/11	3/8/11	—	—	—	—	—	—	—	32,000	27.74	27.78	424,960
		3/15/11	3/8/11	—	—	—	10,938	14,584	18,230	—	—	—	—	404,560
		9/12/11	—	—	—	—	10,938	14,584	18,230	—	—	—	—	330,182
	Performance Compensation Plan
	• STIP			6,300	630,000	1,260,000	—	—	—	—	—	—	—	—
	• RCP (a)			11,250	1,125,000	2,250,000	—	—	—	—	—	—	—	—

Barbara Eisenberg	2003 Equity	3/15/11	3/8/11	—	—	—	—	—	—	7,500	—	—	—	208,050
	Incentive Plan	3/15/11	3/8/11	—	—	—	—	—	—	—	15,000	27.74	27.78	199,200
		3/15/11	3/8/11	—	—	—	4,689	6,251	7,815	—	—	—	—	173,403
		9/12/11	—	—	—	—	4,689	6,251	7,815	—	—	—	—	141,523
	Performance Compensation Plan
	• STIP			2,526	252,600	505,200	—	—	—	—	—	—	—	—
	• RCP (a)			3,579	357,850	715,700	—	—	—	—	—	—	—	—

Christine Beauchamp	2003 Equity	3/15/11	3/8/11	—	—	—	—	—	—	16,000	—	—	—	443,840
	Incentive Plan (g)	3/15/11	3/8/11	—	—	—	—	—	—	—	32,000	27.74	27.78	424,960
		3/15/11	3/8/11	—	—	—	10,938	14,584	18,230	—	—	—	—	404,560
		9/12/11	—	—	—	—	10,938	14,584	18,230	—	—	—	—	330,182
	Performance Compensation Plan
	• STIP			52,640	560,000	1,120,000	—	—	—	—	—	—	—	—
	• RCP (a)			10,000	1,000,000	2,000,000	—	—	—	—	—	—	—	—

(footnotes on following page)

(footnotes to table on previous page)

(a)	These amounts reflect the amounts banked in 2011 and do not include any adjustment up or down related to the Corporate Net Income Adjustment, which will be determined in 2015, at the conclusion of the mandatory three-year deferral period. See the CD&A for a description of the Corporate Net Income Adjustment under the Long-Term Restricted Cash Program.

(b)	This date represents the date the Compensation Committee took action with respect to awarding certain equity awards in 2011. Consistent with the Committee’s equity grant policy detailed on pages 35 – 36 of this proxy statement, since this date fell during a Blackout Period under the Company’s trading policy, it is different from the “grant date” listed in this table.

(c)	Represents performance-based restricted stock and performance-based restricted unit awards whose performance goals were established seasonally. For the awards whose performance goals were established for the Spring season, the performance-based restricted stock vested, and the performance-based restricted unit awards were settled in shares, on March 15, 2012, because the Company met the performance targets associated with those awards. The awards for which goals were established for the Fall season have been forfeited by each of the Named Executive Officers because the Company did not achieve its goals associated with those restricted shares and units.

(d)	These awards vest in equal installments on each of the first three anniversaries of the grant date.

(e)	Under the Company’s equity incentive plans, the exercise price for stock options is the fair market value on the grant date, determined as the closing price per share of the Company’s common stock on the New York Stock Exchange for the trading day immediately preceding the grant date.

(f)	Amounts set forth in the stock and option award columns represent the aggregate grant date fair value computed in accordance with ASC 718-10 based on the assumptions set forth in the Company’s financial statements and footnotes for fiscal year 2011.

(g)	These equity awards to Ms. Beauchamp have been forfeited due to her separation from the Company on January 27, 2012.

For an explanation of the performance goals applicable to the awards under the 2003 Equity Incentive Plan and the Performance Compensation Plan, see pages 33 – 35 in the CD&A. For a description of employment agreements between the Company and its Named Executive Officers, see pages 36 – 38 in the CD&A and the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement beginning on page 49.

The following table shows the number of shares of the Company’s common stock covered by exercisable and unexercisable options and unvested time-vesting and performance-vesting restricted stock and restricted units held by the Company’s Named Executive Officers on January 28, 2012.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (n)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (n)
Kay Krill	150,000	—		—	$26.45	January 29, 2014	—		$ —	—		$ —
	52,500	—		—	30.12	March 8, 2014	—		—	—		—
	149,900	—		—	22.27	November 4, 2014	—		—	—		—
	48,750	—		—	25.58	March 15, 2015	—		—	—		—
	200,000	—		—	28.49	November 17, 2015	—		—	—		—
	100,000	—		—	35.49	March 8, 2016	—		—	—		—
	180,000	—		—	35.28	March 15, 2017	—		—	—		—
	107,349	35,784	(a)	—	24.19	March 13, 2018	—		—	—		—
	—	82,501	(b)	—	2.82	March 10, 2019	—		—	—		—
	—	41,251	(c)	—	7.32	June 1, 2019	—		—	—		—
	—	41,251	(d)	—	14.08	September 1, 2019	—		—	—		—
	43,333	86,667	(e)	—	19.58	March 16, 2020	—		—	—		—
	—	100,000	(f)	—	27.74	March 15, 2021	—		—	—		—
	—	—		—	—	—	12,250	(a)	299,268	—		—
	—	—		—	—	—	40,834	(b)	997,575	—		—
	—	—		—	—	—	43,334	(e)	1,058,650	—		—
	—	—		—	—	—	50,000	(f)	1,221,500	—		—
	—	—		—	—	—	23,071	(g)	563,625	—		—
	—	—		—	—	—	12,241	(g)	299,048	21,667	(h)	529,329
	—	—		—	—	—	9,416	(i)	230,033	33,334	(j)	814,350

Michael Nicholson	27,000	—		—	$32.36	September 17, 2017	—		$ —	—		$ —
	22,500	7,500	(k)	—	23.92	March 12, 2018	—		—	—		—
	11,250	3,750	(l)	—	23.22	July 10, 2018	—		—	—		—
	33,333	16,667	(b)	—	2.82	March 10, 2019	—		—	—		—
	16,666	8,334	(c)	—	7.32	June 1, 2019	—		—	—		—
	16,666	8,334	(d)	—	14.08	September 1, 2019	—		—	—		—
	6,666	13,334	(e)	—	19.58	March 16, 2020	—		—	—		—
	—	15,000	(f)	—	27.74	March 15, 2021	—		—	—		—
	—	—		—	—	—	2,500	(k)	61,075	—		—
	—	—		—	—	—	6,667	(b)	162,875	—		—
	—	—		—	—	—	6,667	(e)	162,875	—		—
	—	—		—	—	—	7,500	(f)	183,225	—		—
	—	—		—	—	—	3,766	(g)	92,003	—		—
	—	—		—	—	—	1,884	(g)	46,026	3,334	(h)	81,450
	—	—		—	—	—	1,413	(i)	34,520	5,000	(j)	122,150

(footnotes to follow)

(table continued from previous page)

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (n)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (n)
Brian Lynch	18,750	—		—	$27.09	May 24, 2014	—		$ —	—		$ —
	7,500	—		—	25.58	March 15, 2015	—		—	—		—
	15,000	—		—	35.49	March 8, 2016	—		—	—		—
	27,000	—		—	35.86	March 14, 2017	—		—	—		—
	52,500	17,500	(k)	—	23.92	March 12, 2018	—		—	—		—
	15,000	5,000	(l)	—	23.22	July 10, 2018	—		—	—		—
	—	33,334	(b)	—	2.82	March 10, 2019	—		—	—		—
	16,667	16,667	(c)	—	7.32	June 1, 2019	—		—	—		—
	16,667	16,667	(d)	—	14.08	September 1, 2019	—		—	—		—
	—	28,667	(e)	—	19.58	March 16, 2020	—		—	—		—
	—	32,000	(f)	—	27.74	March 15, 2021	—		—	—		—
	—	—		—	—	—	5,000	(k)	122,150	—		—
	—	—		—	—	—	16,667	(b)	407,175	—		—
	—	—		—	—	—	14,334	(e)	350,180	—		—
	—	—		—	—	—	16,000	(f)	390,880	—		—
	—	—		—	—	—	9,416	(g)	230,033	—		—
	—	—		—	—	—	4,049	(g)	98,917	7,168	(h)	175,114
	—	—		—	—	—	3,014	(i)	73,632	10,666	(j)	260,570

Gary Muto	48,750	16,250	(m)	—	$7.99	November 11, 2018	—		$ —	—		$ —
	33,333	33,334	(b)	—	2.82	March 10, 2019	—		—	—		—
	16,667	16,667	(c)	—	7.32	June 1, 2019	—		—	—		—
	33,333	16,667	(d)	—	14.08	September 1, 2019	—		—	—		—
	14,333	28,667	(e)	—	19.58	March 16, 2020	—		—	—		—
	—	32,000	(f)	—	27.74	March 15, 2021	—		—	—		—
	—	—		—	—	—	13,750	(m)	335,913	—		—
	—	—		—	—	—	16,667	(b)	407,175	—		—
	—	—		—	—	—	14,334	(e)	350,180	—		—
	—	—		—	—	—	16,000	(f)	390,880	—		—
	—	—		—	—	—	9,416	(g)	230,033	—		—
	—	—		—	—	—	4,049	(g)	98,917	7,168	(h)	175,114
	—	—		—	—	—	3,014	(i)	73,632	10,666	(j)	260,570

Barbara Eisenberg	15,000	—		—	$30.12	March 8, 2014	—		$ —	—		$ —
	22,500	—		—	25.58	March 15, 2015	—		—	—		—
	20,000	—		—	35.49	March 8, 2016	—		—	—		—
	27,000	—		—	35.86	March 14, 2017	—		—	—		—
	7,500	7,500	(k)	—	23.92	March 12, 2018	—		—	—		—
	—	16,667	(b)	—	2.82	March 10, 2019	—		—	—		—
	—	8,334	(c)	—	7.32	June 1, 2019	—		—	—		—
	8,333	8,334	(d)	—	14.08	September 1, 2019	—		—	—		—
	—	13,334	(e)	—	19.58	March 16, 2020	—		—	—		—
	—	15,000	(f)	—	27.74	March 15, 2021	—		—	—		—
	—	—		—	—	—	2,500	(k)	61,075	—		—
	—	—		—	—	—	6,667	(b)	162,875	—		—
	—	—		—	—	—	6,667	(e)	162,875	—		—
	—	—		—	—	—	7,500	(f)	183,225	—		—
	—	—		—	—	—	3,766	(g)	92,003	—		—
	—	—		—	—	—	1,884	(g)	46,026	3,334	(h)	81,450
	—	—		—	—	—	1,413	(i)	34,520	5,000	(j)	122,150

Christine Beauchamp	50,000	—		—	$26.00	August 12, 2018	—		$ —	—		$ —
	16,667	—		—	7.32	June 1, 2019	—		—	—		—
	16,667	—		—	14.08	September 1, 2019	—		—	—		—
	14,333	—		—	19.58	March 16, 2020	—		—	—		—

(footnotes on following page)

(footnotes to table on previous pages)

(a)	This award vests on March 13, 2012.

(b)	This award vests on March 10, 2012.

(c)	This award vests on June 1, 2012.

(d)	This award vests on September 1, 2012.

(e)	This award vests in two equal installments on each of March 16, 2012 and 2013.

(f)	This award vests in three installments on each of March 15, 2012, 2013 and 2014.

(g)	This award vests on March 16, 2012.

(h)	This award vests on March 16, 2013 if the Company meets the performance target associated with these units.

(i)	This award vests on March 15, 2012.

(j)	This award vests in two equal installments on each of March 16, 2013 and March 16, 2014 if the Company meets the performance target associated with these shares.

(k)	This award vests on March 12, 2012.

(l)	This award vests on July 10, 2012.

(m)	This award vests on November 11, 2012.

(n)	The amounts in this column represent the number of unvested shares outstanding for the Named Executive Officer at the Company’s 2011 fiscal year end multiplied by the Company’s 2011 fiscal year end stock price of $24.43.

The table below shows the number of shares of the Company’s common stock acquired by each Named Executive Officer during fiscal year 2011 upon the exercise of stock options, if applicable, and vesting of restricted stock.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kay Krill	206,349	3,710,343	177,964	4,880,137
Michael Nicholson	—	—	31,150	851,643
Brian Lynch	64,332	1,112,514	68,597	1,878,620
Gary Muto	—	—	66,897	1,764,114
Barbara Eisenberg	31,666	628,042	27,049	726,559
Christine Beauchamp	33,333	828,797	61,481	1,602,937

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers and the number of years of service credited to each Named Executive Officer under the AnnTaylor Inc. Pension Plan (“Pension Plan”), determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements.

PENSION BENEFITS FOR FISCAL YEAR 2011

Name	PLAN NAME	Number of Years of Credited Service at end of Fiscal Year 2011	Present Value of Accumulated Benefits at end of Fiscal Year 2011 ($)	Payments during Fiscal Year 2011 ($)
Kay Krill	AnnTaylor Inc. Pension Plan	12.25	322,690	—
Michael Nicholson	AnnTaylor Inc. Pension Plan	—	—	—
Brian Lynch	AnnTaylor Inc. Pension Plan	2.34	74,230	—
Gary Muto	AnnTaylor Inc. Pension Plan	—	—	—
Barbara Eisenberg	AnnTaylor Inc. Pension Plan	5.00	221,038	—
Christine Beauchamp	AnnTaylor Inc. Pension Plan	—	—	—

The Pension Plan is a tax-qualified retirement plan that was generally available to all eligible employees upon completion of a 12-month period during which the employee completed 1,000 hours of service. Effective October 1, 2007, the Pension Plan was amended to eliminate future benefit accruals for all employees and to freeze participation. Prior to October 1, 2007, the following provisions applied:

Benefits under the Pension Plan are determined as follows:

(a)	For participants with ten years or less of service with the Company:

(i)	1.25% of Compensation (as defined below) for the calendar year up to the Social Security Wage Base (which for 2007 was $97,500), plus

(ii)	1.60% of Compensation for the calendar year in excess of the Social Security Wage Base.

(b)	For participants with more than ten years of service, the sum of (i) and (ii) below:

(i)	For the first ten years of service with the Company:

1)	1.25% of Compensation for the calendar year up to the Social Security Wage Base, plus

2)	1.60% of Compensation for the calendar year in excess of the Social Security Wage Base, plus

(ii)	For years of service in excess of ten years:

1)	1.60% of Compensation for the calendar year up to the Social Security Wage Base, plus

2)	1.95% of Compensation for the calendar year in excess of the Social Security Wage Base.

Participants do not accrue benefits under the Pension Plan for any years of service in excess of 35 years of service with the Company or for service after September 30, 2007.

Credited service under the Pension Plan is different from the participant’s actual years of service with the Company. Credited service for benefit accruals under the Pension Plan began the first of the month following the completion of one year of service with the Company. Credited service was frozen as of September 30, 2007.

“Compensation” is defined as W-2 earnings reported for a calendar year, excluding any severance pay, equity grants, moving allowance, car allowance, certain imputed income, or other similar payments, but including pre-tax contributions to a cafeteria plan, a transportation fringe benefit plan or a 401(k) plan. The maximum amount taken into account was $225,000, the Internal Revenue Code (“IRC”) limit for 2007.

Benefits under the Pension Plan are payable as a lifetime annuity or under a variety of other payment forms, including a lump sum distribution. Benefits are payable, at the election of the vested participant:

•	at the normal retirement age of 65;

•	upon early retirement after age 55; or

•	upon termination of employment.

For a participant under the Pension Plan to receive any benefits, he or she must have been employed for at least five years by the Company. Full benefits are payable at the normal retirement age of 65. If the participant retires between the ages of 55 and 65, the amount of benefits is reduced to reflect the additional years of pension payments. If the participant retires at age 55, he or she will be entitled to 60% of the accrued benefits. If the participant elects to commence payments upon termination of his or her employment with the Company prior to age 55, the benefit will be payable in a lump sum (or as an annuity, at the election of the participant) and will be reduced to the actuarial equivalent of the benefit payable at age 65.

The present value of accumulated benefits at January 28, 2012 provided in the table above is determined based on the accrued plan benefit at that date and assumes the following:

•	the Named Executive Officer will retire from the Company at age 65, the plan’s normal retirement age;

•	the Named Executive Officer will receive his or her payments in the form of a lump sum; and

•

the present value of the lump-sum payment is calculated using a discount rate of 4.85% for pre-retirement years (with retirement assumed at age 65) while the discount rate for post-retirement years is based on the December 2011 rates of 2.07% for the first 5 years, 4.45% for the next 15 years, and 5.24% for years after 20 years as prescribed by IRC Section 417(e)(3). This is consistent with the assumptions used for financial reporting purposes.

For calculation of the changes in pension value set forth in the Summary Compensation Table above, the present value of accumulated benefits at January 29, 2011 (the end of the Company’s 2010 fiscal year) is determined using the same assumptions and methodologies described above, except that the discount rate of 5.75% is applied to pre-retirement years and the discount rate for post-retirement years is based on the December 2010 rates of 1.98% for the first 5 years, 5.23% for the next 15 years, and 6.52% for years after 20 years, blended with the 30-year Treasury rate of 4.42% as prescribed by IRC Section 417(e)(3).

NONQUALIFIED DEFERRED COMPENSATION

Under the Company’s Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”), in 2011, certain executives, including the Named Executive Officers, were able to defer up to 50% of his or her salary as well as up to 95% of awards earned under the Performance Compensation Plan during the calendar year.

Under the Deferred Compensation Plan, beginning on the first of the month immediately following the first anniversary of the executive’s date of hire, the Company matches all or a portion of the amount of the base and bonus compensation deferred by the executive during the Plan year minus the Internal Revenue Code Section 401(a)(17) qualified plan compensation limit as indexed on an annual basis (“Eligible Compensation”). If an executive elects to defer up to 3% of his or her Eligible Compensation, the Company matches 100% of the deferral. If an executive elects to defer more than 3% of his or her Eligible Compensation, the Company matches additional amounts deferred over 3% and up to 6% of Eligible Compensation at a rate of 50% (collectively, the “Company Match”). The amounts deferred by the executive and credited under the executive’s deferred compensation account are at all times fully vested. The Company Match vests upon the second anniversary of the executive’s date of hire, or earlier upon a Change in Control. A Change in Control will be deemed to have occurred if it would constitute a Change in Control as defined under Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”) and under the Company’s Special Severance Plan, which is described under the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement.

Amounts held under the Deferred Compensation Plan may be invested by the executive through participation in certain mutual funds or other permitted investments made available under the Deferred Compensation Plan.

The Deferred Compensation Plan provides for payments in compliance with Section 409A. Accordingly, either on a date certain as selected by the participant in accordance with the terms of the Deferred Compensation Plan, or six months after the date of an executive’s separation from service, an executive is entitled to receive, in a single lump-sum cash payment, the vested amounts credited in his or her deferred compensation account. If the payment event is separation from service and such separation from service takes place after the executive’s normal or early retirement date, the executive may receive payments in installments in the form he or she elected prior to participation in the Plan.

If prior to distribution of all amounts under the Deferred Compensation Plan, the executive’s employment is terminated due to death or disability, the Company will pay to the executive or his or her estate, on the date of separation from service and in a single lump sum, the vested amount credited under his or her deferred compensation account. If the executive incurs a severe financial hardship caused by an accident, illness or similar extraordinary and unforeseeable emergency beyond the control of the executive, the executive may elect immediate payment of all or a portion of the vested amount credited to the executive’s deferred compensation account, subject to Company authorization and compliance with Section 409A.

In addition, in the event of the occurrence of a Change in Control of the Company, the executive is entitled to receive in a single lump sum payment, the amounts then credited to his or her deferred compensation account as soon as practicable thereafter.

The table below provides, for each Named Executive Officer, information relating to his or her deferred compensation activity and balances, if any.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2011

Name	Executive contributions in Fiscal Year 2011 ($)	Company contributions in Fiscal Year 2011 ($) (a)	Aggregate earnings in Fiscal Year 2011 ($)	Aggregate withdrawals/ distributions in Fiscal Year 2011 ($)	Aggregate balance at end of Fiscal Year 2011 ($) (b)
Kay Krill	$96,900	$72,675	$6,135	$—	$508,931
Michael Nicholson	426,850	24,075	32,082	—	1,281,406
Brian Lynch	—	—	(1,269)	—	87,366
Gary Muto	58,200	43,650	7,446	—	109,296
Barbara Eisenberg	52,871	13,604	9,264	—	491,423
Christine Beauchamp	38,340	28,755	2,422	—	69,517

(a)	Any contributions reported in this column are reflected as compensation for the respective Named Executive Officer in the “All Other Compensation” column of the Summary Compensation Table on page 39 of this proxy statement.

(b)	$85,735 of the aggregate balance for Ms. Krill, $47,292 of the aggregate balance for Mr. Nicholson, and $30,296 of the aggregate balance for Mr. Lynch was reported as compensation in the Summary Compensation Table in previous years.

PAYMENTS AND ENTITLEMENTS UPON CHANGE IN CONTROL AND

OTHER TERMINATION EVENTS

The following is a description of the specific circumstances relating to termination of employment and Change in Control of the Company that will trigger payments to each Named Executive Officer and a calculation of the estimated payments to those officers as a result of the occurrence of those events had they occurred on January 28, 2012, the end of the Company’s 2011 fiscal year. “Change in Control” is generally defined as (i) the acquisition of a substantial percentage of the Company’s common stock (at least 20% under Ms. Krill’s employment agreement and under the Company’s 2003 Equity Incentive Plan, and at least 30% under the Company’s Deferred Compensation Plan and the Special Severance Plan), (ii) a change in the majority of the Board of Directors, or (iii) certain reorganizations, mergers or consolidations involving the Company.

Kay Krill

The Company has an employment agreement with Ms. Krill, which was entered into in connection with her becoming Chief Executive Officer on October 1, 2005. While the initial term of the agreement ended on October 1, 2008, the term of the agreement automatically renews for additional one-year periods unless either party gives a timely non-renewal notice. Ms. Krill’s employment agreement provides for payments to be made to Ms. Krill upon certain termination events, including a Change in Control of the Company.

Cash Compensation

Under Ms. Krill’s employment agreement, if any of the following termination events (the “Termination Events”) occurs:

•

the Company terminates Ms. Krill’s employment without “Cause” (generally defined as conviction for the commission of a felony; dishonesty; refusal to follow directions of the Board; gross nonfeasance; breach of confidentiality or restrictive covenant provisions; or certain other instances of willful misconduct);

•	Ms. Krill terminates her employment for “Good Reason” (as defined below);

•	Ms. Krill terminates her employment due to “Disability” (which entails her inability to perform her duties as a result of physical or mental incapacity for a period of six consecutive months); or

•	the agreement expires as a result of the Company not renewing her employment agreement,

Ms. Krill is entitled to receive, in addition to medical and welfare benefits, cash severance (payable monthly) for a specified severance period (as described below) based on:

•	her annual base salary, plus

•	the average of her total bonuses (including her bonuses under the Performance Compensation Plan, including the Long-Term Restricted Cash Program (“RCP”)) earned over the prior three fiscal years,

except that in the case of Disability, only her salary and the average of her annual bonuses under the Performance Compensation Plan will be used and any disability payments she would have received under the Company’s disability plans would be deducted.

In the case of a termination due to Disability, the severance period is 18 months. In the other circumstances, the severance period is the longer of 18 months or the remainder of the term of her employment agreement, and she would also be entitled to outplacement services. In the event of Ms. Krill’s Disability, after the 18-month severance period and until Ms. Krill reaches the age of 65, Ms. Krill would be entitled to receive payments under the Company’s applicable short-term and long-term disability plans, which long-term disability payments may not be less than 60% of her annual base salary in effect on the date of termination.

During the term of Ms. Krill’s employment agreement and for a period of 18 months following Ms. Krill’s termination of employment with the Company (other than in the case of termination in connection with her death, termination by the Company for Cause or termination by Ms. Krill for other than Good Reason), the Company is required to maintain a supplemental life insurance policy on behalf of Ms. Krill. This policy provides for a death benefit to her beneficiary of no less than $7 million, the proceeds of which would be paid upon her death.

If following a Change in Control, Ms. Krill’s employment is terminated without Cause or she terminates her employment for Good Reason, then instead of the cash severance described above, Ms. Krill is entitled to receive a lump sum cash severance payment equal to three times the sum of:

•	her annual base salary, plus

•

the average of her total bonuses earned over the prior three fiscal years. If the Change in Control, however, does not constitute a change in control within the meaning of Section 409A of the Internal Revenue Code or if such termination occurs prior to the occurrence of a Change in Control but during the pendency of a Potential Change in Control, upon termination, Ms. Krill would be entitled to receive on a monthly basis for a period of 18 months, an amount equal to one-sixth of her annual base salary then in effect plus one-sixth of the average of her total bonuses earned over the prior three fiscal years. A Potential Change in Control will generally be deemed to have occurred if the Company or any person takes action which, if consummated, would constitute a Change in Control, any person acquires 15% or more of the Company’s common stock, or the Board adopts a resolution declaring that a Potential Change in Control has occurred.

In addition, Ms. Krill has “Good Reason” to terminate her employment with the Company:

•

upon a failure by the Company to comply with any material provision of her employment agreement which has not been cured within ten business days after Ms. Krill gives the Company notice of noncompliance,

•	upon action by the Company resulting in a diminution of Ms. Krill’s title or authority,

•	upon the Company’s relocation of Ms. Krill’s principal place of employment outside of the New York City metropolitan area,

•	one year after a Change in Control, or

•	upon the failure of the Company to obtain from a successor the assumption and agreement to perform the Company’s obligations under the employment agreement.

Equity Compensation

Upon a Termination Event, all time-vesting stock options and time-vesting restricted stock granted to Ms. Krill on or after October 1, 2005 will fully vest, and Ms. Krill is entitled to exercise these stock options for a period of up to three years following the Termination Event, provided that these options have not expired before the end of that period. While Ms. Krill’s previous employment agreement with the Company had provided that performance-based equity awards would fully vest upon similar termination events (except in the case of Disability), the Compensation Committee imposed a limitation on the acceleration of vesting of performance-based restricted stock awards made on or after October 1, 2005. As a result, upon a Termination Event not involving a Change in Control, only that portion of these awards which is eligible to vest in March following the end of the fiscal year of termination will vest (and then only on a pro rata basis).

In the case of a Change in Control, regardless of whether her employment is terminated, all equity awards granted to Ms. Krill will vest and will become exercisable in accordance with the equity plans and award agreements under which those awards were granted. Ms. Krill will also be entitled to a gross-up to compensate her for excise taxes applicable to Change in Control payments.

Restrictive Covenants

Ms. Krill is subject to non-solicitation and non-competition covenants during her employment, during the period in which she receives severance payments and, in the case where the Company terminates her employment for Cause or Ms. Krill terminates her employment without Good Reason, for the following 12 months.

See the “Non-Qualified Deferred Compensation” section of this proxy statement for deferred compensation benefits payable to Ms. Krill and the other Named Executive Officers upon termination or Change in Control, if applicable.

The following table summarizes the amounts that would be payable to Ms. Krill upon the occurrence of the following termination events and/or Change in Control if such events and/or Change in Control were to have occurred on January 28, 2012 (the end of the Company’s 2011 fiscal year):

2011 Potential Payments to Kay Krill upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination	Termination by the Company For Cause	Termination by the Executive For Good Reason	Termination by the Company Without Cause	Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with the Executive’s Termination
Cash Severance (base salary + bonus) (a)	$—	$—	$9,506,372	$9,506,372	$4,749,330		$—		$—	$19,012,744
Restricted Stock and Units—Accelerated (b)	—	—	5,510,911	5,510,911	5,510,911		5,510,911		6,854,561	6,854,561
Stock Options —Accelerated (b)	—	—	3,344,468	3,344,468	3,344,468		3,344,468		3,344,468	3,344,468
Health & Welfare	—	—	18,341	18,341	18,341		—		—	13,212
Other	—	—	—	—	8,280,000	(c)	9,250,000	(d)	—	30,000	(e)
Excise Tax Gross-Up	—	—	—	—	—		—		—	—
Total	—	—	18,380,092	18,380,092	21,903,049		18,105,379		10,199,029	29,254,985

(a)	Amounts do not include the Corporate Net Income Adjustments relating to the RCP bonuses banked in 2009 to 2011, as those adjustments, upwards or downwards, as the case may be, will not be determined until the conclusion of the respective mandatory three-year deferral periods. See the CD&A for a description of the Corporate Net Income Adjustment.

(b)	For the table above, as well as for all the tables that follow in this section, the restricted stock or unit value represents the number of shares or units outstanding for the executive multiplied by the Company’s 2011 fiscal year end stock price of $24.43. For stock options, the value represents the number of the option shares outstanding for the executive multiplied by the difference between the Company’s 2011 fiscal year end stock price and the stock option’s exercise price.

(c)	Represents payments under the Company’s short-term and long-term disability plans that Ms. Krill would be entitled to receive after the initial 18-month severance period. Approximately $6.8 million of this amount is paid by the Company, and the remaining amount is paid by the Company’s insurance provider.

(d)	Represents the death benefit payable to Ms. Krill’s beneficiary under basic and supplemental life insurance policies.

(e)	Represents the approximate value of outplacement services for one year.

Other Named Executive Officers

Confidentiality, Non-Solicitation of Associates and Non-Competition Agreements

The Company has Confidentiality, Non-Solicitation of Associates and Non-Competition Agreements (“Non-Compete Agreements”) with each of our Named Executive Officers other than Ms. Krill, who is subject to the terms of her employment agreement as described above. Under these Non-Compete Agreements, the executive agreed to comply with certain non-competition, non-solicitation and confidentiality obligations. If the executive is terminated by the Company without Cause (and in the cases of Messrs. Lynch and Muto, if they were to terminate their employment for “Good Reason”, as defined below), he or she is entitled to receive severance in the amount of 18 months’ base salary payable over 12 months, continued health and welfare benefits for 12 months (“base severance compensation”), as well as the bonuses payable under the Performance Compensation Plan based upon actual performance for the season (and in the case of Mr. Nicholson, based on targeted performance for the season) in which he or she was terminated. The executive is also entitled to receive any banked amounts under the RCP, in addition to any RCP amounts earned in the season in which he or she is terminated, such amounts to be adjusted over the three-year mandatory deferral period by the Corporate Net Income Adjustment (or such other metric as the Compensation Committee may determine for all executives participating in the RCP for those respective periods). Amounts earned under the RCP, as adjusted, are paid to the executives at the end of the three-year mandatory deferral period.

If Messrs. Lynch or Muto were to resign other than for Good Reason, they would only be entitled to receive base severance compensation. If Mr. Nicholson or Ms. Eisenberg were to resign, the Company could elect whether to enforce the non-competition provision for the full period and accordingly pay base severance compensation to the executive for the time period, if any, it chooses to enforce such provision.

Under the Non-Compete Agreements, “Good Reason” is generally defined as:

•

action by the Company resulting in a diminution of the executive’s title or responsibilities, including a change in the executive’s reporting relationship so that he or she no longer reports to the CEO;

•	the Company’s relocation of the executive’s principal place of employment outside of the New York City metropolitan area; or

•	the Company’s breach of any contractual agreements with the executive, provided the Company does not cure that breach within fourteen calendar days of notice from the executive.

“Cause” is defined as:

•	conviction for the commission of any act or acts constituting a felony;

•	action toward the Company involving dishonesty;

•	refusal to abide by or follow reasonable written directions of the CEO, which does not cease within ten business days after such written notice;

•	gross nonfeasance which does not cease within ten business days after written notice; or

•

failure to comply with the confidentiality, non-competition and non-solicitation provisions of the Non-Compete Agreement or other willful conduct which is intended to have and does have a material adverse impact on the Company.

Special Severance Plan

In addition, our Named Executive Officers, other than Ms. Krill, are entitled to the benefits under the ANN INC. Special Severance Plan (the “Special Severance Plan”). Under the Special Severance Plan, the executive is entitled to receive cash severance upon the occurrence of a “Qualifying Termination” following a Change in Control of the Company. A “Qualifying Termination” includes a termination of the executive’s employment by the Company without “Cause” or a termination by the executive of his or her employment for “Good Reason” at any time within two years following a Change in Control. “Cause” is defined as the

•	willful and continued failure by the executive to substantially perform his or her duties with the Company (other than by reason of physical or mental incapacity); or

•	the conviction of the executive for the commission of a felony involving moral turpitude.

The executive has “Good Reason” to terminate his or her employment if any of the following occurs after a Change in Control:

•	his or her duties or authority are diminished materially;

•	the location of his or her place of employment has changed by more than fifty miles; or

•	there has been a reduction in the executive’s salary or bonus opportunity.

In the event of a Change in Control with a Qualifying Termination, the executive is entitled to receive a lump sum equal to 2.5 times his or her “Annual Compensation”. “Annual Compensation” is the executive’s current base salary plus the average of the annual bonuses earned by the executive over the prior three full fiscal years or, if higher, in the three years including the year in which the Qualifying Termination occurs. In addition, for a period of 30 months following the date of a Qualifying Termination, the executive is entitled to receive all Company-paid benefits under any group health plan and life insurance plan of the Company. Upon a Change in Control of the Company, in accordance with the terms of the Company’s 2003 Equity Incentive Plan, all stock options and restricted stock granted to the Named Executive Officer automatically vest.

Under the Special Severance Plan, in exchange for the severance benefits described above, the participant is required to sign a release in favor of the Company relating to all claims or liabilities of any kind with the Company. In addition, while the executive is entitled to a gross-up payment to compensate him or her for excise taxes applicable to Change in Control payments, the Company eliminated that entitlement for participants joining the Company after fiscal year 2010.

Under the Company’s disability plans, each of our Named Executive Officers (other than Ms. Krill, whose arrangement is covered by her employment agreement) is entitled to receive, for the first 2.5 years following the date of disability, 100% of his or her base salary in effect on the date of disability and thereafter, depending on the nature of the disability, up to 60% of his or her base salary, not to exceed $12,500 per month, until he or she reaches the age of 65. The Company maintains on behalf of each executive a basic life insurance policy, the proceeds of which are payable upon the death of the executive. Of the Named Executive Officers, each of Mr. Nicholson and Mr. Muto has a supplemental life insurance policy, the premiums of which are not funded by the Company. Under Ms. Krill’s employment agreement, the Company is required to maintain a supplemental life insurance policy on her behalf, as explained on page 50.

Assuming the occurrence of the following termination events and/or Change in Control of the Company on January 28, 2012 (the end of the Company’s 2011 fiscal year), each current Named Executive Officer will be entitled to receive payments set out in the respective tables below.

2011 Potential Payments to Mr. Nicholson upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination		Termination by the Company For Cause	Termination by the Executive For Good Reason	Termination by the Company Without Cause		Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus, if applicable)	$900,000	(a)	$—	$—	$3,463,881	(b)(c)	$—		$—		$—	$4,562,067	(c)
Restricted Stock and Units—Accelerated	—		—	—	—		—		—		1,078,959	1,078,959
Stock Options— Accelerated	—		—	—	—		—		—		661,999	661,999
Health & Welfare	12,492	(a)	—	—	12,492	(b)	12,492		—		—	31,229
Other	—		—	—	—		4,425,000	(d)	2,250,000	(e)	—	—
Excise Tax Gross-Up	—		—	—	—		—		—		—	2,188,839
Total	912,492	(a)	—	—	3,476,372	(b)	4,437,492		2,250,000		1,740,958	8,523,093

(footnotes on following page)

(footnotes to table on previous page)

(a)	Payable only if the Company elects to enforce for the full 12-month period the non-competition provisions of the Non-Compete Agreement.

(b)	Payable pursuant to the executive’s Non-Compete Agreement under which the executive is bound by non-competition provisions.

(c)	Cash severance amounts do not include the Corporate Net Income Adjustments relating to the RCP bonuses banked in 2009 to 2011, as those adjustments, upwards or downwards, as the case may be, will not be determined until the conclusion of the respective mandatory three-year deferral periods.

(d)	Represents payments under the Company’s short-term and long-term disability plans. Approximately $3.2 million of this amount is paid by the insurance provider, and the remaining amount is paid by the Company.

(e)	Represents payments under basic and supplemental life insurance policies.

2011 Potential Payments to Mr. Lynch upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination		Termination by the Company For Cause	Termination by the Executive For Good Reason		Termination by the Company Without Cause		Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus, if applicable)	$1,050,000	(a)	$—	$5,833,575	(a)(b)	$5,833,575	(a)(b)	$—		$—		$—	$7,167,520	(b)
Restricted Stock and Units—Accelerated	—		—	—		—		—		—		2,418,497	2,418,497
Stock Options—Accelerated	—		—	—		—		—		—		1,331,980	1,331,980
Health & Welfare	12,612	(a)	—	12,612	(a)	12,612	(a)	12,612		—		—	31,529
Other	—		—	—		—		3,250,000	(c)	750,000	(d)	—	—
Excise Tax Gross-Up	—		—	—		—		—		—		—	—
Total	1,062,612	(a)	—	5,846,186	(a)	5,846,186	(a)	3,262,612		750,000		3,750,476	10,949,526

(a)	Payable pursuant to the executive’s Non-Compete Agreement under which the executive is bound by non-competition provisions.

(b)	Cash severance amounts do not include the Corporate Net Income Adjustments relating to the RCP bonuses banked in 2009 to 2011, as those adjustments, upwards or downwards, as the case may be, will not be determined until the conclusion of the respective mandatory three-year deferral periods.

(c)	Represents payments under the Company’s short-term and long-term disability plans. Approximately $1.8 million of this amount is paid by the insurance provider, and the remaining amount is paid by the Company.

(d)	Represents payments under the basic life insurance policy.

2011 Potential Payments to Mr. Muto upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination		Termination by the Company For Cause	Termination by the Executive For Good Reason		Termination by the Company Without Cause		Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus, if applicable)	$1,350,000	(a)	$—	$6,213,915	(a)(b)	$6,213,915	(a)(b)	$—		$—		$—	$8,675,371	(b)
Restricted Stock and Units—Accelerated	—		—	—		—		—		—		2,632,259	2,632,259
Stock Options— Accelerated	—		—	—		—		—		—		1,584,155	1,584,155
Health & Welfare	12,852	(a)	—	12,852	(a)	12,852	(a)	12,852		—		—	32,129
Other	—		—	—		—		4,100,000	(c)	760,000	(d)	—	—
Excise Tax Gross-Up	—		—	—		—		—		—		—	4,298,103
Total	$1,362,852	(a)	—	6,226,767	(a)	6,226,767	(a)	4,112,852		760,000		4,216,414	17,222,017

(a)	Payable pursuant to the executive’s Non-Compete Agreement under which the executive is bound by non-competition provisions.

(b)	Cash severance amounts do not include the Corporate Net Income Adjustments relating to the RCP bonuses banked in 2009 to 2011, as those adjustments, upwards or downwards, as the case may be, will not be determined until the conclusion of the respective mandatory three-year deferral periods.

(c)	Represents payments under the Company’s short-term and long-term disability plans. Approximately $2.2 million of this amount is paid by the insurance provider, and the remaining amount is paid by the Company.

(d)	Represents payments under the basic and supplemental life insurance policies.

2011 Potential Payments to Ms. Eisenberg upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination		Termination by the Company For Cause	Termination by the Executive For Good Reason	Termination by the Company Without Cause		Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus, if applicable)	$631,500	(a)	$—	$—	$2,362,041	(b)(c)	$—		$—		$—	$3,232,420	(c)
Restricted Stock and Units—Accelerated	—		—	—	—		—		—		1,078,959	1,078,959
Stock Options— Accelerated	—		—	—	—		—		—		657,462	657,462
Health & Welfare	8,577	(a)	—	—	8,577	(b)	8,577		—		—	21,442
Other	—		—	—	—		947,250	(d)	632,000	(e)	—	—
Excise Tax Gross-Up	—		—	—	—		—		—		—	1,475,782
Total	640,077	(a)	—	—	2,370,618	(b)	955,827		632,000		1,736,421	6,466,065

(a)	Payable only if the Company elects to enforce for the full 12-month period the non-competition provisions of the Non-Compete Agreement.

(b)	Payable pursuant to the executive’s Non-Compete Agreement under which the executive is bound by non-competition provisions.

(c)	Cash severance amounts do not include the Corporate Net Income Adjustments relating to the RCP bonuses banked in 2009 to 2011, as those adjustments, upwards or downwards, as the case may be, will not be determined until the conclusion of the respective mandatory three-year deferral periods.

(d)	Represents payments under the Company’s short-term and long-term disability plans. Approximately $263,000 of this amount is paid by the insurance provider, and the remaining amount is paid by the Company.

(e)	Represents payments under the basic life insurance policy.

Christine Beauchamp

Ms. Beauchamp’s employment with the Company terminated on January 27, 2012. In connection with her separation and consistent with the terms of her Non-Compete Agreement, Ms. Beauchamp is bound by the confidentiality, non-solicitation and non-compete provisions of that agreement. In consideration for her compliance with those provisions, Ms. Beauchamp is entitled to receive $1,320,081 in severance, which consists of 18 months of her base salary and health benefits payable over a 12-month period, her STIP and RCP bonuses earned for the Fall season of fiscal year 2011, and the portion above target of her STIP bonus she earned for the Company’s Spring 2011 performance, which portion had been mandatorily deferred until March 2012 in accordance with the terms of that plan. This severance amount does not include the RCP bonuses banked by Ms. Beauchamp in years prior to fiscal year 2011, which have been previously disclosed in the Company’s proxy statements. Ms. Beauchamp is entitled to receive her RCP bonuses earned in 2011 and in prior years when those bonuses are paid out to all other participating associates.

DIRECTOR COMPENSATION

The Compensation Committee reviews non-employee director compensation annually. In its review, the Committee considered compensation paid to directors at similarly situated companies and the time commitments required of the directors. The Committee did not modify compensation arrangements for the Company’s non-employee directors for 2011. The compensation structure for 2011 is set out below.

Directors who are employees of the Company do not receive any compensation for serving on the Board.

Cash Compensation

During fiscal year 2011, directors, other than Ms. Krill, received the following cash fees:

•	an annual fee of $55,000, payable in quarterly installments on February 1st, May 1st , August 1st and November 1st; and

•

for each Audit Committee member, an annual fee of $15,000, and for each Compensation Committee and Nominating and Corporate Governance Committee member, an annual fee of $10,000, payable in quarterly installments on February 1st, May 1st, August 1st and November 1st.

The Committee Chairs also received the following fees:

•	the Audit Committee Chair received an annual fee of $30,000;

•	the Compensation Committee Chair received an annual fee of $20,000; and

•	the Nominating and Corporate Governance Committee Chair received an annual fee of $20,000.

In addition to the applicable fees above, the Non-Executive Chairman of the Board also received an additional annual cash fee of $60,000.

Equity Compensation

In connection with the Company’s 2011 Annual Meeting of Stockholders, non-employee directors received an annual grant of restricted shares of the Company’s common stock valued at $90,000. The Non-Executive Chairman received an additional annual grant of restricted shares of the Company’s common stock valued at $65,000, also in connection with the 2011 Annual Meeting of Stockholders. The restricted shares of common stock awarded to the non-employee directors vest on the date of the next annual meeting of shareholders. Generally, a director will forfeit his or her unvested restricted shares if he or she ceases to be a director prior to that date.

A non-employee director joining the Board receives an initial grant of restricted shares of the Company’s common stock valued at $150,000 on the grant date (which grant date is determined in accordance with the Company’s equity grant policy), which shares vest on the third anniversary of the grant date. The director will forfeit the unvested restricted shares if he or she ceases to be a director for any reason prior to the third anniversary of the date of grant.

The following table lists the compensation paid to the Company’s non-employee directors during fiscal year 2011.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b) (c)	Total ($)
James J. Burke, Jr.	$80,000	$90,000	$170,000
Michelle Gass	65,000	90,000	$155,000
Dale W. Hilpert	85,000	90,000	$175,000
Ronald W. Hovsepian	170,000	155,007	$325,007
Linda A. Huett	65,000	90,000	$155,000
Michael C. Plansky	37,115	150,010	$187,125
Stacey Rauch	65,000	239,990	$304,990
Michael W. Trapp	100,000	90,000	$190,000
Daniel W. Yih	70,000	90,000	$160,000

(a)	The amounts in this column reflect the grant date fair value of awards pursuant to the Company’s equity incentive plans in accordance with ASC 718-10. Assumptions used in the calculation of these amounts for fiscal years ended January 28, 2012 are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended January 28, 2012 in the Company’s Annual Report on Form 10-K.

(b)	As of January 28, 2012, each of our current directors held 3,169 shares of unvested restricted stock, except for Mr. Hovsepian, who held 5,458 shares, Mr. Plansky, who held 6,739 shares and Ms. Rauch, who held 8,576 shares.

(c)	As of January 28, 2012, each of the following directors held the respective number of unexercised options to purchase shares of the Company’s common stock: Mr. Burke, 19,500 shares; Mr. Hilpert, 16,875 shares; Mr. Hovsepian, 19,500 shares; Ms. Huett, 16,875 shares; and Mr. Trapp, 7,500 shares. The remaining directors do not hold any unexercised options to purchase shares of the Company’s common stock.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Stockholders

The following table sets forth certain information as of March 1, 2012 concerning the beneficial ownership of the Company’s common stock by (i) each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding common stock, (ii) each current director, (iii) the Named Executive Officers, and (iv) all current directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to his or her shares of common stock. Beneficial ownership is calculated in accordance with the SEC rules and includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days.

Name of Beneficial Owner	No. of Shares of Common Stock	Percent of Class
T. Rowe Price Associates, Inc. (a)	5,138,325	10.70%
BlackRock, Inc. (b)	3,621,797	7.54%
SAB Capital Advisors, L.L.C. (c)	3,319,532	6.91%
Wellington Management Company, LLP (d)	3,070,757	6.39%
The Vanguard Group, Inc. (e)	2,754,091	5.73%
Ronald W. Hovsepian (f)	67,409	*
Kay Krill (f)	1,642,447	3.33%
Brian Lynch (f)	458,950	*
Gary Muto (f)	384,141	*
Michael Nicholson (f)	436,987	*
Barbara K. Eisenberg (f)	183,762	*
Christine Beauchamp (f)	101,794	*
James J. Burke, Jr. (f)	154,420	*
Michelle Gass (f)	34,972	*
Dale W. Hilpert (f)	47,265	*
Linda A. Huett (f)	47,265	*
Michael C. Plansky (f)	6,739	*
Stacey Rauch (f)	8,576	*
Michael W. Trapp (f)	31,757	*
Daniel W. Yih (f)	26,886	*
All Current Executive Officers and Directors as a Group (14 persons) (f)	3,531,576	7.26%

*	Less than 1%

(a)	In an amended Schedule 13G filed with the SEC on February 13, 2012, T. Rowe Price Associates, Inc. (“Price Associates”) reported beneficial ownership of 5,138,325 shares. Price Associates has sole voting power over 771,200 shares and sole dispositive power over 5,138,325 shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, MD 21202.

(b)

In an amended Schedule 13G filed with the SEC on February 13, 2012, BlackRock, Inc. reported beneficial ownership of 3,621,797 shares, over all of which it has sole voting power and sole dispositive power. BlackRock, Inc.’s address is 40 East 52nd Street, New York, NY 10022.

(c)

In an amended Schedule 13G filed with the SEC on February 14, 2012, SAB Capital Advisors, L.L.C., SAB Capital Management, L.P., SAB Capital Management, L.L.C. and Scott A. Bommer each reported beneficial ownership of 3,319,532 shares, over which each of them has shared voting power and shared dispositive power. The address of these reporting entities and persons is 767 Fifth Avenue, 44th floor, New York, NY 10153.

(footnotes continued on next page)

(footnotes continued from previous page)

(d)	In a Schedule 13G filed with the SEC on February 14, 2012, Wellington Management Company, LLP reported beneficial ownership of 3,070,757 shares, over all of which it has shared voting power and shared dispositive power. Wellington Management Company, LLP’s address is 280 Congress Street, Boston, MA 02210.

(e)	In an amended Schedule 13G filed with the SEC on February 8, 2012, The Vanguard Group, Inc. (“Vanguard”) reported beneficial ownership of 2,754,091 shares. Vanguard has sole voting power over 72,027 shares and sole dispositive power over 2,682,064 shares. Vanguard’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(f)	The shares listed include shares subject to stock options that are currently or will become exercisable within 60 days of March 1, 2012 as follows: Mr. Hovsepian, 19,500 shares; Ms. Krill, 1,226,783 shares; Mr. Lynch, 244,917 shares; Mr. Muto, 204,749 shares; Mr. Nicholson, 169,914 shares; Ms. Eisenberg, 136,166 shares; Ms. Beauchamp, 97,667 shares; Mr. Burke, 19,500 shares; Ms. Gass, 0 shares; Mr. Hilpert, 16,875 shares; Ms. Huett, 16,875 shares; Mr. Plansky, 0 shares; Ms. Rauch, 0 shares; Mr. Trapp, 7,500 shares; and Mr. Yih, 0 shares. The shares listed also include restricted shares and/or restricted units which have not yet vested and which are subject to forfeiture as follows: Mr. Hovsepian, 5,458 shares; Ms. Krill, 246,148 shares; Mr. Lynch, 86,312 shares; Mr. Muto, 95,062 shares; Mr. Nicholson, 38,729 shares; Ms. Eisenberg, 38,729 shares; Ms. Beauchamp, 0 shares; Mr. Burke, 3,169 shares; Ms. Gass, 3,169 shares; Mr. Hilpert, 3,169 shares; Ms. Huett, 3,169 shares; Mr. Plansky, 6,739 shares; Ms. Rauch, 8,576 shares; Mr. Trapp, 3,169 shares; and Mr. Yih, 3,169 shares.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and certain officers and holders of more than 10% of the Company’s common stock to file with the SEC and the New York Stock Exchange reports of their ownership and changes in their ownership of common stock. Based solely on a review of copies of Section 16(a) reports furnished to the Company, or written representations from certain reporting persons, the Company believes that during fiscal year 2011 all transactions were reported on a timely basis.

EXECUTIVE OFFICERS

The following table lists certain information regarding the executive officers of the Company:

Name	Position and Offices
Kay Krill	Chief Executive Officer, President and a Director
Brian Lynch	Brand President, AnnTaylor division
Gary Muto	Brand President, LOFT division
Barbara K. Eisenberg	Executive Vice President, General Counsel and Corporate Secretary
Michael J. Nicholson	Executive Vice President, Chief Financial Officer and Treasurer

Information regarding Ms. Krill is set forth above under “Nominees for Election as Class III Directors Term Expiring 2015”.

Brian Lynch, age 54. Mr. Lynch became Brand President of the AnnTaylor division in 2012. Previously, since 2008, he was President of the Company’s Corporate Operations, including the Factory division, and prior to that, since 2006, he was Executive Vice President of the AnnTaylor Factory division and of the Company’s store operations. From 2004 to 2006, he was Senior Vice President of the AnnTaylor division and of the Company’s store operations. Before joining the Company, Mr. Lynch was Senior Vice President of Gap, Inc. from 2000 to 2004.

Gary Muto, age 52. Mr. Muto joined the Company in 2008 as Brand President of the LOFT division. Previously, since 2007 he was President of Gap Adult and GapBody, a division of Gap, Inc., and from 2005 to 2007, he was President of Forth & Towne, also a division of Gap, Inc. From 2002 to 2005, Mr. Muto was President of Gap, N.A., and from 2001 to 2002, he was President of the Banana Republic division of Gap, Inc.

Barbara K. Eisenberg, age 66. Ms. Eisenberg has been Executive Vice President, General Counsel and Corporate Secretary since 2005, and Senior Vice President, General Counsel and Corporate Secretary of the Company from 2001 to 2005. Prior to joining the Company, Ms. Eisenberg was Senior Vice President, General Counsel and Corporate Secretary of J.Crew Group, Inc.

Michael J. Nicholson, age 45. Mr. Nicholson has been Executive Vice President, Chief Financial Officer and Treasurer since 2007. Previously, since 2006 he was Executive Vice President, Chief Operating and Financial Officer of Victoria’s Secret Beauty Company, a subsidiary of Limited Brands, Inc. From 2005 to 2006, he served as Senior Vice President and Chief Financial Officer of Victoria’s Secret Beauty Company and from 2001 to 2005 as its Vice President and Chief Financial Officer.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

From time to time, stockholders of the Company submit proposals that they believe should be voted on by the stockholders. The SEC has adopted regulations that govern the inclusion of those proposals in a company’s proxy materials. Under Rule 14a-8 of the Exchange Act, the Company must receive any stockholder proposals intended to be presented at the 2013 Annual Meeting of Stockholders no later than December 5, 2012, in order for those proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

The Company’s Bylaws provide that for a stockholder to nominate a director for election to the Company’s Board of Directors or to propose any other matter for consideration at the Company’s annual meeting (other than matters to be included in the Company’s proxy statement, which must be submitted in accordance with Rule 14a-8 as indicated above), that stockholder must give timely prior written notice to the Corporate Secretary of the Company of that stockholder’s intention to bring that business before the meeting, and the notice must contain certain information as set forth in our Bylaws. To be timely for the 2013 Annual Meeting of Stockholders, it must be received by the Company not less than 90 days nor more than 120 days prior to May 16, 2013, which will be the anniversary date of the prior year’s meeting (or if the date for the 2013 Annual Meeting is not within 25 days before or after the anniversary date of the prior year’s meeting, then not later than the tenth day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made).

STOCKHOLDERS SHARING THE SAME ADDRESS

We have adopted a procedure called “householding”, which has been approved by the SEC. Under this procedure, we are delivering only one copy of this proxy statement and our 2011 Annual Report to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. We will deliver upon written or oral request a separate copy of the proxy statement and Annual Report to any stockholder at a shared address to which a single copy of these materials was delivered. To receive a separate copy of these materials, you may contact our Investor Relations Department either by mail at 7 Times Square, 15th Floor, New York, NY 10036, by telephone at (212) 541-3508, or by e-mail at investor_relations@anninc.com.

If you are a stockholder of record and would like to revoke your householding consent and receive in the future a separate copy of our proxy statement and Annual Report, please contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Any stockholders of record sharing the same address and currently receiving multiple copies of the Annual Report and the proxy statement who wish to receive only one copy of these materials per household in the future, may contact ANN INC. c/o Computershare, P.O. Box 358015, Pittsburgh, PA 15252-8015 or by telephone at (800) 851-9677 to participate in the householding program. If you hold your shares through a bank, brokerage firm or other financial institution, please contact that firm to request information about householding.

ADDITIONAL INFORMATION

Copies of the Company’s 2011 Annual Report to Stockholders, which includes audited financial statements, are being provided to stockholders of the Company with this proxy statement.

NEW YORK, NEW YORK

April 4, 2011

Exhibit A

ANN INC.

MANAGEMENT PERFORMANCE COMPENSATION PLAN, AS AMENDED AND RESTATED

1. Purpose.

This Plan is an integral part of the Company’s over-all compensation strategy which is aimed at attracting and retaining in the employ of the Company and its Subsidiaries highly motivated, results-oriented personnel of experience and ability, by basing such personnel’s compensation, in part, on their contributions to the growth and profitability of the Company, thereby giving them incentive to remain with the Company and its Subsidiaries and to continue to make contributions to the Company in the future. Further, the purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Definitions.

As used in this Plan, the following capitalized terms shall have the meanings set forth below:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Budget” means the Company’s operating budget for a Performance Period.

(c)	A “Change in Control” shall be deemed to have occurred if:

(i) any “person”, as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefits plan of the Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company (in substantially the same proportion as their ownership of shares) (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(c)) whose election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) there is consummated a merger or consolidation of the Company with any other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(d)	“Committee” means the Compensation Committee of the Board, as appointed by the Board from time to time and consisting of not less than two directors, at least two of whom must be “outside directors” within the meaning of Section 162(m). All actions taken by the Committee under this Plan with respect to Section 162(m) Officers shall be taken solely by those members of the Committee who are “outside directors”, even if less than a majority of the Committee, and such members shall constitute a subcommittee for purposes of Section 162(m). With respect to Eligible Associates who are not Section 162(m) Officers, the Committee may, in its discretion, delegate to one or more officers of the Company its duties hereunder.

(e)	“Company” means ANN INC.

(f)	“Eligible Associate” has the meaning assigned thereto in Section 3 hereof.

(g)	“Executive Officer” means an officer of the Company who is an “executive officer” within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

(h)	“Participant” means an Eligible Associate who has been designated as a Participant by the Committee in accordance with Section 4 of this Plan.

(i)	“Performance Compensation” means the cash amount payable to a Participant pursuant to this Plan; provided that the Committee may determine from time to time that all or a portion of amounts payable to a Participant or Participants pursuant to the Plan shall be made in the form of shares of the Company’s common stock reserved for issuance under the Company’s 2003 Equity Incentive Plan, as amended, or any successor plan that has been approved by the Company’s shareholders.

(j)	“Performance Goals” has the meaning assigned thereto in Section 5(b) hereof.

(k)	“Performance Percentage” and “Performance Ratio” have the meanings assigned thereto in Section 5(a) hereof.

(l)	“Performance Period” means a period designated by the Committee during which Performance Compensation will be earned. A Performance Period may range in length from the six-month period that coincides with the Company’s fiscal six-month Spring or Fall season to the twelve-month period that coincides with the Company’s fiscal year.

(m)	“Plan” means this ANN INC. Management Performance Compensation Plan.

(n)	“Subsidiary” means any corporation of which the Company owns, directly or indirectly, at least majority of the outstanding voting capital stock.

(o)	“Section 162(m) Officer” for a particular year, means an Executive Officer who is a “Covered Employee” within the meaning of Section 162(m) of the Code for such year.

3. Eligibility.

Any salaried associate in the employ of the Company or any of its Subsidiaries (including officers and directors, but excluding persons who are directors only or who are members of the Committee) shall be eligible (an “Eligible Associate”) to become a Participant and receive Performance Compensation under this Plan.

4. Selection of Participants.

(a)	As promptly as possible after the Company’s Budget for a Performance Period shall have become available, and after having received the recommendations of the Company’s Chief Executive Officer pursuant to Section 4(b) below, the Committee shall designate from among all Eligible Associates those who shall be Participants under this Plan for such Performance Period.

(b)	Prior to the beginning of a Performance Period, or by such later date permissible under Section 162(m), and after the Company’s Budget for a Performance Period shall have become available, the Chief

Executive Officer of the Company shall submit to the Committee a list of the names, titles, salaries and suggested Performance Percentages of those Eligible Associates whom the Chief Executive Officer recommends that the Committee designate as Participants under this Plan for such Performance Period.

(c)	The Committee shall have the authority to designate from time to time prior to the commencement of as well as during a Performance Period additional Eligible Associates as Participants under this Plan for such Performance Period.

(d)	In selecting from among all Eligible Associates those who shall become Participants in any Performance Period and in determining the Performance Percentages of such Participants for such Performance Period, the Committee shall consider the position and responsibilities of the Eligible Associates, the value of their services to the Company and such other factors as the Committee deems relevant.

5. Formula for Determining Amount of Performance Compensation.

(a)	At the time the Committee selects Participants under this Plan for a Performance Period, or within such other time period which may comply with Section 162(m), the Committee shall, for each Participant:

(i) assign to such Participant their individual “Performance Percentage” for such Performance Period; and

(ii) establish a matrix, assigning a “Performance Ratio” to various levels of Performance Goals which might be achieved for such Performance Period.

(b)

As used in this Plan, “Performance Goals” means the specific objectives established by the Committee for each Participant for a Performance Period. In setting these objectives, the Committee shall consider one or more of the following business criteria: revenue; net or gross sales; comparable store sales; net income; gross margin; operating profit (corporate and/or divisional); earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; cash on the balance sheet; working capital; return on equity, assets, capital or investment; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share of the Company’s common stock; earnings from continuing operations; net worth; turnover or shrinkage in inventory; levels of expense, cost or liability by store, product line, territory, operating or business unit or other category; appreciation in the price of shares of the Company’s common stock; total shareholder return (stock price appreciation plus dividends); any other Generally Accepted Accounting Principles (“GAAP”) financial measures; implementation of critical projects or processes consisting of one or more objectives based on meeting specified market penetration, geographical business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions and budget comparisons; and personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. Such Performance Goals may relate to the performance of a store, business unit, product line, division, territory, the Company or an individual or any combination thereof. With respect to Participants who are not Section 162(m) Officers, Performance Goals may also include such individual objective or subjective performance criteria as the Committee may, from time to time, establish. Performance Goals may include a threshold level of performance below which no award payment shall be made and levels of performance at which specified percentages of the target award shall be paid, and may also include a maximum level of performance above which no additional award shall be paid. Each of the foregoing Performance Goals shall be determined in accordance with generally acceptable accounting principles and, for Section 162(m) Officers, shall be subject to certification by the Committee. The Performance Goals established by the Committee may be different with respect to different Participants, different Performance Periods and/or different operations.

The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, including any major settlement, judgment or any other material liability in connection with a litigation or governmental proceeding or investigation, or any gain, loss or expense related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital changes.

(c)	Subject to adjustment pursuant to Section 5(d) below, unless otherwise determined by the Committee, a Participant’s Performance Compensation for the Performance Period for which he or she was designated by the Committee as a Participant pursuant to Section 4 hereof shall be equal to the product of (i) the Participant’s annual base salary for the fiscal year of which such Performance Period is a part (prorated, as to any Participant who shall have become an Eligible Associate and designated as a Participant after the commencement of such fiscal year), multiplied by (ii) the Performance Percentage assigned to such Participant for such Performance Period pursuant to Section 5(a)(i) above, multiplied by (iii) the Performance Ratio achieved by the Company for such Performance Period.

(d)	For any Performance Period, the Board may establish a ceiling on the aggregate amount which may be paid out in Performance Compensation for such Performance Period. In the event that such a limit is established for any Performance Period, the Performance Compensation otherwise payable to all Participants for such Performance Period pursuant to Section 5(c) above shall be reduced pro rata. Notwithstanding any other provision of the Plan, no Participant who is a Section 162(m) Officer may receive Performance Compensation for a twelve-month Performance Period in excess of $6,000,000, such amount to be reduced proportionately for Performance Periods of shorter duration.

(e)

Performance Compensation shall be paid by the Company or the Subsidiary employing the Participant promptly following the end of the Performance Period to which it relates, or at such other time as may be determined by the Committee at the time the award is made. The foregoing notwithstanding, no payment of Performance Compensation for a Performance Period may be made to a Section 162(m) Officer until the performance results for that Performance Period are certified by the Committee. A Participant shall not be entitled to receive payment of Performance Compensation unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company or one of its Subsidiaries at the time the Performance Compensation is actually paid, except as otherwise determined by the Committee at the time the award is made. All Performance Compensation shall be paid not later than the last day of the “applicable 2  1/2 month period”, as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A).

(f)	Notwithstanding the preceding provisions of this Section 5, in the event of a Change in Control, a pro rata cash payment, in cancellation of outstanding awards in respect of the Performance Period in effect as of the date of the Change in Control, shall be made to each Participant within thirty (30) business days following the date of the Change in Control. The pro rata payment to such Participant with respect to such Performance Period shall be calculated by multiplying (X) and (Y), where (X) equals the amount to which the Participant would have been entitled had the Performance Period been completed, assuming for this purpose that all Performance Goals applicable to the Participant were achieved at a level equating to a Performance Ratio of 100% and (Y) equals a fraction, the numerator of which is the number of full and partial months in such Performance Period that have elapsed as of the date of the Change in Control and the denominator of which is the number of months in the complete Performance Period.

6. Finality of Determinations.

The Committee shall administer this Plan and construe its provisions. Any determination by the Committee in carrying out, administering or construing this Plan shall be final and binding for all purposes and upon all interested persons and their respective heirs, successors, and legal representatives.

7. Limitations.

(a)	No person shall at any time have any right to receive Performance Compensation hereunder, unless such person shall have been designated as a Participant by the Committee pursuant to Section 4 hereof and the other terms and conditions of this Plan shall have been satisfied. No person shall have authority to enter into any agreement for the inclusion of anyone as a Participant or the awarding of Performance Compensation hereunder or to make any representation or warranty with respect thereto. Designation of an Eligible Associate as a Participant in any Performance Period shall not guarantee or require that such Eligible Associate be designated as a Participant in any later Performance Period.

(b)	No action of the Company or the Board in establishing this Plan, nor any action taken by the Company, the Board or the Committee under this Plan, nor any provision of this Plan, shall be construed as conferring upon any associate any right to continued employment for any period by the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any Subsidiary to terminate such employment.

8. Amendment and Termination of Plan.

The Board at any time and from time to time may modify, amend, suspend or terminate this Plan, without notice, provided that no amendment which requires stockholder approval in order to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of stockholders of the Company.

9. Compliance With Section 162(m).

The Plan is designed and intended to comply with Section 162(m), and all provisions hereof shall be construed in a manner to so comply.

IN SUPPORT OF OUR COMPANY’S GREEN INITIATIVE, THIS PROXY STATEMENT WAS PRINTED ON FSC® CERTIFIED PAPER.

ANN INC. 7 TIMES SQUARE, 5TH FLOOR NEW YORK, NY 10036

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date or by 11:59 p.m. Eastern Time on the cut-off date indicated in the Company’s proxy statement. Have your proxy card in hand when you access the web site and follow the instructions so that you may vote electronically.

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If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or by 11:59 p.m. Eastern Time on the cut-off date indicated in the Company’s proxy statement. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M43146-P21770 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANN INC.
The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4.
1. To elect the following three Class III directors to the Board of Directors of the Company:
		For	Against	Abstain
Nominees:
1a.	James J. Burke, Jr.	☐	☐	☐	The Board of Directors makes no recommendation regarding Proposal 5.	For	Against	Abstain
1b.	Kay Krill	☐	☐	☐	5. To consider a non-binding stockholder proposal regarding declassification of the Company’s Board of Directors.	☐	☐	☐
1c.	Stacey Rauch	☐	☐	☐
2. To approve, by non-binding, advisory vote, the Company’s executive compensation.		☐	☐	☐	You may also vote on such other business as may properly come before the meeting or any adjournment thereof.
3. To approve the Company’s Management Performance Compensation Plan.		☐	☐	☐
4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.		☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The 2012 Annual Meeting of the Stockholders of ANN INC. (the “Company”) will be held at 8:00 A.M., local time, on Wednesday, May 16, 2012, at the Company’s offices at 7 Times Square, 5th floor, New York, New York 10036, for the purposes listed on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

Admission Ticket

This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a government-issued picture identification.

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M43147-P21770

ANN INC.

7 Times Square, 5th Floor

New York, NY 10036

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2012

The stockholder(s) hereby appoint(s) Barbara Eisenberg, Kay Krill and Michael Nicholson, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ANN INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Eastern Time on May 16, 2012 at the Company’s offices, and at any adjournment or postponement thereof.

To the extent the undersigned holds shares of common stock of the Company through participation in the Company’s Associate Discount Stock Purchase Plan and/or the 401(k) Savings Plan, the undersigned is hereby providing instructions to the respective plan administrator on how to vote the shares which the undersigned is entitled to vote in connection with the Annual Meeting of Stockholders. If a signed proxy card is not returned and received by 11:59 p.m. Eastern Daylight Time (EDT) on May 14, 2012, in the case of shares held through the Associate Discount Stock Purchase Plan, the custodian will not vote those shares. If a signed proxy card is not returned and received by 11:59 p.m. EDT on May 13, 2012, in the case of Company shares held through the 401(k) Savings Plan, the trustee will vote those shares in the same proportion as it voted shares for which it received instructions.

If no choice is specified, the proxy will be voted “FOR” the persons nominated as directors by the Board of Directors, “FOR” Proposals 2, 3 and 4, and counted as an ABSTENTION for Proposal 5. The proxies listed above will vote in their discretion with respect to any other matters that may properly come before the Annual Meeting and all adjournments and postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side